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Filed Pursuant to Rule 424(b)3
Registration Number 333-118014

Samsonite Corporation

Offer to Exchange

Floating Rate Senior Notes due 2010,
that have been registered under the Securities Act of 1933
for any and all outstanding
Floating Rate Senior Notes due 2010

and

8 7/8% Senior Subordinated Notes due 2011,
that have been registered under the Securities Act of 1933
for any and all outstanding
8 7/8% Senior Subordinated Notes due 2011

The New Notes Issued By Samsonite:

•
The terms of the new floating rate notes and the new 8 7/8% notes are identical in all material respects as the terms of the outstanding floating rate notes and the outstanding 8 7/8% notes, respectively, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding floating rate notes and the outstanding 8 7/8% notes do not apply to the new floating rate notes and the new 8 7/8% notes. We refer to the new floating rate notes and the outstanding floating rate notes, together with the new 8 7/8% notes and the old 8 7/8% notes, collectively as the notes.

The Exchange Offer:

•
Expiration:    5:00 p.m., New York City time, on September 23, 2004, unless we extend the expiration date.

•
Conditions:    The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered.

•
Tendered Notes:    All outstanding floating rate notes and outstanding 8 7/8% notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new floating rate notes and new 8 7/8% notes, respectively, that are registered under the Securities Act of 1933. If you fail to tender your outstanding notes, you will continue to hold unregistered securities, and your ability to transfer them could be adversely affected.

•
Withdrawal:    Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer, unless we have already accepted your outstanding notes for exchange.

•
Tax Consequences:    The exchange of outstanding notes for new notes will not be a taxable event for U.S. federal income tax purposes.

•
Trading:    The new 8 7/8% notes will not be listed on any securities exchange. Application will be made to list the new floating rate notes on the Luxembourg Stock Exchange.

        See the section entitled "Risk Factors" that begins on page 16 for a discussion of the risks that you should consider prior to tendering your outstanding notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2004

NOTICES TO CERTAIN EUROPEAN RESIDENTS

        France.    In France, the notes may not be directly or indirectly offered or sold to the public, and offers and sales of the notes will only be made in France to qualified investors or to a closed circle of investors acting for their own accounts, in accordance with Article L.411-2 of the Code Monétaire et Financier, as amended, and Décret no. 98-880 dated October 1, 1998. Accordingly, this prospectus has not been submitted to the Commission des Opérations de Bourse. Neither this prospectus nor any other offering material may be distributed to the public in France. In the event that the notes purchased by investors are directly or indirectly offered or sold to the public in France, the conditions set forth in Articles L.412-1 and L.621-8 of the Code Monétaire et Financier must be complied with.

        Les titres ne pourront pas être offerts ou vendus directement ou indirectement au public en France et ne pourront l'être qu'à des investisseurs qualifiés ou à un cercle restreint d'investisseurs au sens de l'Article L.411-2 du Code Monétaire et Financier, tell que modifié et du Décret no. 98-880 du 1er Octobre 1998, agissant pour compte prope. Par conséquent, ce prospectus n'a pas été soumis au visa de la Commission des Opérations de Bourse. Ni ce prospectus ni aucun autre document promotionnel ne pourront être communiqués au public en France. La diffusion, directe ou indirecte, dans le public des titres ainsi acquis ne peut être réalisée que dans les conditions prévues aux articles L.412-1 et 621-8 du Code Monétaire et Financier.

        Germany.    The offering of the notes is not a public offering in the Federal Republic of Germany. The notes may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the notes in or out of the Federal Republic of Germany so that no public offer of the notes or public distribution may be made in or out of the Federal Republic of Germany. The notes are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, the offer is strictly for private use and the offer is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The notes will only be available to persons who, by profession, trade or business, buy or sell notes for their own or a third party's account.

        The Netherlands.    The notes may not be offered, sold, transferred or delivered in or from The Netherlands as part of their initial distribution, or at any time thereafter, directly or indirectly, other than to individuals or legal entities who or which trade or invest in securities in the conduct of a profession or trade within the meaning of section 2 of the exemption regulation pursuant to the Securities Market Supervision Act (Vrijstellingsregeling Wet toezicht effectenverkeer 1995), which includes banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which are regularly active in the financial markets in a professional manner.

        United Kingdom.    In the United Kingdom, the notes will only be available for subscription pursuant to the offering to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that will not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. Prospectus is being distributed in the United Kingdom only to persons of the kind described in Article 19(5) ("investment professionals") or Article 49(2) ("high net worth companies, unincorporated associations etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, or to persons to whom it may otherwise lawfully be issued (collectively, "relevant persons"). By accepting delivery of this prospectus the recipient warrants and acknowledges that it is a relevant person. This communication must not be acted or relied upon by persons who are not relevant persons.

NOTICE ABOUT INFORMATION CONTAINED IN THIS PROSPECTUS

        The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus.

        You should rely only on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in or incorporated by reference in this prospectus.

        You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

        We include cross references in the prospectus to captions in these materials where you can find further related discussions. The following table of contents tells you where to find these captions.

PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus. It likely does not contain all the information that is important to you or that you should consider. You should read carefully this entire prospectus and should consider consulting with your own legal and tax advisors. References in this prospectus to "Samsonite," "we," "us" or "our" refer to Samsonite Corporation.

The Company

        We are one of the world's most widely recognized designers, manufacturers and distributors of luggage and a growing distributor of related consumer products. Our product mix includes both softside and hardside suitcases, garment bags, business cases, computer cases, backpacks and casual bags. Our portfolio of products are sold under a number of well-known brand names, including Samsonite®, American Tourister®, Trunk & Co.® and Sammies®, which we own, as well as Lacoste® and Hedgren®, which we license. Our brands are some of the most well-known, and in many regions the most well-known, for luggage and consumer goods in the world. The Samsonite brand enjoys worldwide recognition and is the leading brand of luggage products in the United States and Europe. American Tourister is the second most recognized brand of luggage in the United States. Samsonite and American Tourister luggage products have been manufactured and sold continuously since 1910 and 1930, respectively. For our fiscal year ended January 31, 2004, we had net sales of $769.3 million.

        We sell our products to a diverse international base of approximately 30,000 customers in more than 100 countries through multiple distribution channels including department stores, national chains, specialty stores, mass merchants, warehouse clubs, Samsonite-owned retail stores and internet retailers. Our Samsonite customers include some of the world's premier retailers such as Costco, Federated, J.C. Penney, Karstadt, Kohl's and Printemps, each of which has been a Samsonite customer for at least five years. Our American Tourister customers include Auchan, Carrefour, K-Mart, Metro and Wal-Mart. Our broad product mix, brand strategy and distribution channels allow us to reach a wide range of consumers. In addition, we have further diversified our geographic sales mix with 41% of our fiscal year 2004 net sales generated in the United States and Canada, 45% in Europe and 14% in Asia (our fastest growing region) and the rest of the world. The diversification of our sales mix across multiple geographic markets, distribution channels, customer segments, and product categories facilitates our resilient business model.

        We believe that product development and innovation are important factors in our business, and we are an industry leader in research and development. We develop the majority of our luggage products at our in-house research, development and design facilities located in Europe and the United States. Our products are produced around the world at either Samsonite-operated manufacturing facilities or by carefully selected third-party suppliers, primarily located in Asia and Eastern Europe. We believe there are a number of important advantages to manufacturing on a global basis, including the ability to service multi-national accounts and to obtain products from countries with low production costs while maintaining the same high quality standards as the products we manufacture ourselves. Over the last several years we have improved our cost structure by reducing fixed costs and increasing the variable component of our production costs through increased outsourcing and more favorable supplier agreements.

        The following table sets forth an overview of our key product categories:

Product Category	% of Net Sales	Principal Products	Key Brands	Main Distribution Channels
Luggage	70%	Suitcases, garment bags, carry-on bags	Samsonite	Department stores, specialty stores, national chains, warehouse clubs, Samsonite retail stores
			American Tourister	National chains, mass merchants, specialty stores, Samsonite retail stores
Business and Computer Cases	12%	Briefcases, business cases, computer cases	Samsonite	Office superstores, OEMs, warehouse clubs
			American Tourister	Mass merchants
Casual Bags	11%	Duffel bags, tote bags, backpacks, shoulder and hip bags, school bags	Samsonite, Trunk & Co., Sammies, Lacoste, Hedgren	National chains, department stores, specialty stores, national chains, warehouse clubs
			American Tourister	National chains, mass merchants, specialty stores
Other	7%	Footwear, clothing, accessories	Samsonite black label, Hedgren, Samsonite by Starck	Department stores, specialty stores

2003 Recapitalization

        In July 2003, we completed a series of transactions, which we refer to as the "recapitalization" which consisted of the following principal components:

  •
  The infusion of $106 million in cash through the sale to Ares Corporate Opportunities Fund, L.P., Bain Capital (Europe) LLC and Ontario Teachers' Pension Plan Board, who we refer to collectively as the "equity sponsors," of a new series of our convertible preferred stock.

  •
  The repayment of all outstanding amounts under our former bank credit facility.

  •
  The replacement of our former bank credit facility with a new $60 million revolving credit agreement.

  •
  The conversion of all of our 13 7/8% senior redeemable exchangeable preferred stock into a combination of shares of the new series of convertible preferred stock, shares of our common stock, and a warrant to purchase additional shares of our common stock.

  •
  The equity sponsors invested a total of $106 million as part of the recapitalization and more than $38 million in subsequent open market transactions. Collectively, the equity sponsors currently control a majority of our outstanding voting stock.

The Refinancing

        The outstanding floating rate notes and the outstanding 8 7/8% fixed rate notes were issued in June 2004, in connection with the refinancing of some of our previously outstanding debt. The refinancing, which is expected to reduce our annual interest expense, consisted of the following elements:

  •
  issuance of $120.8 million (based upon exchange rates at the time of the offering) aggregate principal amount of floating rate notes;

  •
  issuance of $205.0 million aggregate principal amount of 8 7/8% notes; and

  •
  the retirement of all of the outstanding $308.3 million aggregate principal amount of our 10 3/4% senior subordinated notes due 2008.

Sources and Uses of Funds

        The following table sets forth the sources and uses of funds in connection with the refinancing:

Sources:	In millions
Cash	$17.4
Issuance of Notes
Floating Rate Notes(a)	120.8
8 7/8% Notes	205.0

Total Sources of Funds	$343.2

Uses:
Principal of 10 3/4% Senior Subordinated Notes(b)	$308.3
Accrued Interest on 10 3/4% Senior Subordinated Notes	13.2
Tender Premium(c)	12.7
Fees and Expenses(d)	9.0

Total Uses of Funds	$343.2

(a)
Includes the U.S. dollar equivalent of the outstanding floating rate notes based upon exchange rates at the time of the offering.

(b)
Includes approximately $240.4 million aggregate principal outstanding 10 3/4% notes tendered in a tender offer which was completed on June 22, 2004 and the redemption on July 11, 2004 of the remaining $67.9 million principal amount of the 10 3/4% notes outstanding. The tender offer was accompanied by a contemporaneous consent solicitation to eliminate substantially all of the restrictive covenants applicable to the 10 3/4% notes.

(c)
Includes (i) a consent fee of $20.00 paid per $1,000 outstanding principal amount of 10 3/4% notes tendered prior to June 9, 2004, (ii) a tender premium of $22.67 paid per $1,000 aggregate principal amount of 10 3/4% notes tendered prior to June 23, 2004, and (iii) a redemption premium of $35.833 paid per $1,000 outstanding principal amount of 10 3/4% notes redeemed on July 11, 2004.

(d)
Includes discounts and commissions payable in connection with the issuance of the notes and investment banking, legal, accounting, printing and other miscellaneous fees and expenses in connection with the refinancing.

Summary of the Exchange Offer

        You are entitled to exchange in the exchange offer your outstanding floating rate notes for new floating rate notes with substantially identical terms, and your outstanding 8 7/8% notes for new 8 7/8% notes with substantially identical terms. You should read the discussion under the heading "Description of the Notes" beginning on page 34 for further information regarding the new floating rate notes and the new 8 7/8% notes.

        We summarize the terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" beginning on page 24 for further information regarding the exchange offer and resale of the new floating rate notes and the new 8 7/8% notes.

Notes to be Exchanged	On June 9, 2004, we issued €100.0 million aggregate principal amount of outstanding floating rate notes due 2010 and $205.0 million aggregate principal amount of outstanding 8 7/8% notes due 2011 in transactions exempt from the registration requirements of the Securities Act of 1933.

The terms of the new floating rate notes and the new 8 7/8% notes are substantially the same in all material respects as the terms of the outstanding floating rate notes and the outstanding 8 7/8% notes, respectively except that (1) the new notes will be freely transferable by the holders except as otherwise described in this prospectus; (2) holders of the new notes will have no registration rights; and (3) the new notes will not contain provisions for an increase in their stated interest rate.
The Exchange Offer
We are offering to exchange up to €100.0 million aggregate principal amount of new floating rate notes for up to €100.0 million aggregate principal amount of outstanding floating rate notes. We are offering to exchange up to $205.0 million aggregate principal amount of new 8 7/8% notes for up to $205.0 million aggregate principal amount of outstanding 8 7/8% notes. Outstanding floating rate notes and outstanding 8 7/8% notes may be exchanged only in minimum denominations of €5,000 and integral multiples of €1,000, in the case of outstanding floating rate notes, and minimum denominations of $5,000 and integral multiples of $1,000 in the case of outstanding 8 7/8% notes. The new floating rate notes and the new 8 7/8% notes will evidence the same debt as the outstanding floating rate notes and the outstanding 8 7/8% notes, respectively, and the new floating rate notes and the new 8 7/8% notes will be governed by the same indenture as governs the outstanding floating rate notes and the outstanding 8 7/8% notes, respectively.

Resale
We believe that the new notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• the new notes are being acquired in the ordinary course of your business;
•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in the exchange offer; and
• you are not an "affiliate" of ours.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration for your new notes from those requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against any of those liabilities.

Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for outstanding notes which were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the new notes issued to it in the exchange offer.
Record Date	The record date for the exchange offer is August 24, 2004. Only registered holders of outstanding notes on the record date will receive materials relating to the exchange offer.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on September 23, 2004, or such later date and time to which we extend it.
Withdrawal of Tenders
You may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under "The Exchange Offer—Withdrawal of Tenders" before 5:00 p.m., New York City time, on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any outstanding notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer
We will not be required to accept outstanding notes for exchange if various conditions are not satisfied or waived by us. The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered. Please read the section "The Exchange Offer—Conditions to the Exchange Offer" on page 29 for more information regarding the conditions to the exchange offer.
Procedures for Tendering Outstanding Securities	If your outstanding notes are held through The Depository Trust Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC.

If your outstanding notes are held through Euroclear SA, or Euroclear, or through Clearstream Banking SA, or Clearstream, you must arrange for Euroclear or Clearstream to transmit required information to the exchange agent in connection with a book-entry transfer.

By participating in the exchange offer, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:
	•	any new notes that you receive will be acquired in the ordinary course of your business;
	•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;
	•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes;
•
if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of the new notes; and
•
you are not our "affiliate," as defined in Rule 405 of the Securities Act, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

We will accept for exchange any and all outstanding notes which are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The new notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Acceptance of Outstanding Securities for Exchange."
Effect of Not Tendering
Outstanding notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, remain outstanding and will continue to be subject to the currently applicable transfer restrictions. Following the completion of the exchange offer, we will have no obligation to exchange new notes for outstanding notes or to provide for the registration of those outstanding securities under the Securities Act.

The trading market for outstanding notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your outstanding notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged securities.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender that book-entry interest of outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and cannot comply, prior to the expiration date, with the applicable procedures under the automated tender offer program of DTC, you must tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer—Procedures for Tendering Outstanding Securities—Guaranteed Delivery" beginning on page 29.
Registration Rights Agreement
We sold the outstanding notes on June 9, 2004 in transactions exempt from the registration requirements of the Securities Act. We entered into registration rights agreements with the initial purchasers which grant the holders of the outstanding notes exchange registration rights. This exchange offer satisfies those rights, which terminate upon consummation of this exchange offer. You will not be entitled to any other exchange or registration rights with respect to the new notes.

U.S. Federal Income Tax Consequences	The exchange of outstanding notes for new notes will not be a taxable event for U.S. federal income tax purposes. Please read "Certain Federal Income Tax Consequences" on page 85.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes.
Exchange Agent	We have appointed The Bank of New York, as the exchange agent for the exchange offer.

The mailing address and telephone number of the exchange agent for the 8 7/8% notes are: The Bank of New York, Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286, Attention: Mr. Duong Nguyen Phone: (212) 815-3687.

The mailing address and telephone number of the exchange agent for the Floating Rate Notes are: The Bank of New York, Lower Ground Floor, 30 Cannon Street, London, EC4M6XH, Attention: Ms. Julie McCarthy Phone: 44 207 964 6512. See "The Exchange Offer—Exchange Agent."

Summary of the Terms of the New Notes

New Floating Rate Notes:
New Floating Rate Notes Offered	Up to €100.0 million principal amount of our euro-denominated Floating Rate Senior Notes due 2010.
Maturity	The new floating rate notes mature on June 1, 2010.
Interest Rate	The interest for the new floating rate notes for each quarterly period will be reset based on the three-month EURIBOR plus 4.375%.
Interest Payment Dates	March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2004. Holders of new floating rate notes will receive interest from June 9, 2004.
Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Ranking	The new floating rate notes will be unsecured senior obligations of Samsonite that will rank equally with all existing and future senior debt.
Optional Redemption
We may redeem some or all of the new floating rate notes at any time on or after June 1, 2006 at the redemption price described in this prospectus, plus accrued and unpaid interest, if any, to the redemption date.

We may also redeem up to 35% of the aggregate principal amount of the new floating rate notes on or before June 1, 2006, with the net proceeds of certain equity offerings, as long as 65% of the aggregate principal amount of the new floating rate notes issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such equity offering. See "Description of the Notes—Optional Redemption."
Optional Exchange
Holders of outstanding floating rate notes may opt not to tender their outstanding floating rate notes in the exchange offer. Therefore, it is possible that not all new floating rate notes offered by this prospectus will be issued.

Covenants	We will issue the new floating rate notes under an indenture between us and The Bank of New York, as trustee. The indenture contains covenants that, among other things, limit our ability to:
	•	pay dividends on, redeem or repurchase our capital stock;
	•	incur additional indebtedness;
	•	make investments;
	•	create liens;
	•	sell assets;
	•	engage in transactions with affiliates;
	•	create or designate unrestricted subsidiaries; and
	•	consolidate, merge or transfer all or substantially all assets.

These covenants, which are identical to the covenants applicable to the outstanding floating rate notes, are subject to a number of important limitations and exceptions. See "Description of the Notes—Certain Covenants" for a more comprehensive description of the covenants contained in the indenture.
Voting	Under the indenture, the outstanding floating rate notes and the new floating rate notes will be treated as a single series of notes for voting purposes.
New 8 7/8% Notes:
New 8 7/8% notes Offered	Up to $205.0 million principal amount of our 8 7/8% Senior Subordinated Notes due 2011.
Maturity	The new 8 7/8% notes mature on June 1, 2011.
Interest Rate	8 7/8% per year.
Interest Payment Dates	June 1 and December 1 of each year, beginning December 1, 2004. Holders of new 8 7/8% notes will receive interest from June 9, 2004.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Ranking
The new 8 7/8% notes will be unsecured obligations of Samsonite that will rank subordinate in right of payment to our existing and future senior debt, including indebtedness under our existing credit agreement and will rank equally in right of payment with our existing and future senior subordinated indebtedness.
Optional Redemption
We may redeem some or all of the new 8 7/8% notes at any time on or after June 1, 2008 at the redemption price described in this prospectus, plus accrued and unpaid interest, if any, to the redemption date.

We may also redeem up to 35% of the aggregate principal amount of the new 8 7/8% notes on or before June 1, 2007, with the net proceeds of certain equity offerings, as long as 65% of the aggregate principal amount of the new 8 7/8% notes issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such equity offering. See "Description of the Notes—Optional Redemption."
Optional Exchange
Holders of outstanding 8 7/8% notes may opt not to tender their outstanding 8 7/8% notes in the exchange offer. Therefore, it is possible that not all new 8 7/8% notes offered by this prospectus will be issued.
Covenants	We will issue the new 8 7/8% notes under an indenture between us and The Bank of New York, as trustee. The indenture contains covenants that, among other things, limit our ability to:
	•	pay dividends on, redeem or repurchase our capital stock;
	•	incur additional indebtedness;
	•	make investments;
	•	create liens;
	•	sell assets;
	•	engage in transactions with affiliates;
	•	create or designate unrestricted subsidiaries; and
	•	consolidate, merge or transfer all or substantially all assets.

These covenants, which are identical to the covenants applicable to the outstanding 8 7/8% notes, are subject to a number of important limitations and exceptions. See "Description of the Notes—Certain Covenants" for a more comprehensive description of the covenants contained in the indenture.
Voting	Under the indenture, the outstanding 8 7/8% notes and the new 8 7/8% notes will be treated as a single series of notes for voting purposes.

Risk Factors

        See "Risk Factors" beginning on page 16 for a discussion of factors that should be considered by holders of outstanding notes before tendering their securities in the exchange offer.

Summary Consolidated Financial Information

        The consolidated statements of operations data for the three months ended April 30, 2003 and 2004 and the consolidated balance sheet data as of April 30, 2004 have been derived from our unaudited consolidated financial statements that are included in our quarterly report on Form 10-Q for the three months ended April 30, 2004, which is incorporated by reference into this prospectus. The consolidated statements of operations data for the fiscal years ended January 31, 2002 through 2004 and the consolidated balance sheet data as of January 31, 2003 and 2004, have been derived from our audited consolidated financial statements which are incorporated by reference in this prospectus, and which have been audited by KPMG LLP, independent registered public accounting firm. The consolidated statements of operations data for the years ended January 31, 2000 and 2001, and the consolidated balance sheet data as of January 31, 2000, 2001 and 2002, are derived from our audited consolidated financial statements not included or incorporated by reference in this prospectus. This data should be read in conjunction with our consolidated financial information and related notes thereto incorporated by reference in this prospectus. The pro forma financial information presented below gives effect to the refinancing and our 2003 recapitalization as if they had occurred on February 1, 2003, in the case of the statement of operations, and on April 30, 2004, in the case of the balance sheet data. The summary pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the refinancing and the recapitalization had been consummated on the dates indicated, nor are they necessarily indicative of future operating results or financial position.

	Three Months Ended April 30,		Year Ended January 31,
	2003	2004	2000	2001	2002	2003	2004
	(Dollars in thousands)
Statement of Operations Data:
Net Sales	$161,901	$198,194	$767,685	$783,898	$736,274	$744,035	$769,315
Cost of Goods Sold	89,652	109,263	442,325	459,746	443,591	430,361	426,509

Gross Profit	72,249	88,931	325,360	324,152	292,683	313,674	342,806
Selling, General and Administrative Expenses	61,510	77,914	261,792	260,690	249,893	240,060	265,710
Amortization and Impairment of Intangible Assets	322	590	5,712	4,656	8,036	1,397	2,578
Asset Impairment Charges	—	671	—	6,400	1,933	889	2,658
Provision for Restructuring Operations	—	3,390	—	1,604	11,617	1,571	1,768
Other Income (Expense), Net	(313)	1,612	4,896	5,889	33	(14,465)	(10,426)
Interest Expense, Net	(11,700)	(9,685)	(50,271)	(48,492)	(48,099)	(47,354)	(43,132)
Income Tax Expense	(2,177)	(1,103)	(12,576)	(12,350)	(6,886)	(2,985)	(10,431)
Minority Interest in (Earnings) Loss of Subsidiaries	(214)	(915)	(1,747)	(2,649)	194	(1,659)	(2,548)

Net Income (Loss)	$(3,987)	$(3,725)	$(1,842)	$(6,800)	$(33,554)	$3,294	$3,555

Senior Preferred Stock Dividends	(11,631)	(3,330)	(28,796)	(32,854)	(37,505)	(42,837)	(31,055)

Net Income (Loss) Available to Common Stockholders	$(15,618)	$(7,055)	$(30,638)	$(39,654)	$(71,059)	$(39,543)	$(27,500)

Balance Sheet Data (as of end of period):
Property, Plant and Equipment, Net		$108,678	$141,254	$129,802	$113,317	$112,895	$114,471
Total Assets		517,320	560,580	544,804	529,864	493,664	501,888
Long-Term Obligations (Including Current Installments)		326,917	432,473	426,158	472,373	423,155	327,567
Redeemable Preferred Stock		—	207,125	239,980	277,486	320,323	—
Stockholders' Equity (Deficit)		(27,493)	(281,483)	(325,345)	(401,399)	(464,698)	(22,832)
Other Data:
Capital Expenditures	2,751	2,523	23,611	18,880	12,574	11,383	12,837
Cash Flow from Operations	(5,157)	15,572	19,905	27,269	12,748	21,582	27,983
Depreciation Expense	4,490	4,795	21,912	20,869	19,575	18,362	17,948
Pro Forma Data
Interest Expense, Net		7,569					32,024
Total Debt(1)		335,727

(1)
Total debt includes short-term debt, long-term obligations and current installments of long-term obligations.

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this prospectus, you should carefully consider the following risk factors in deciding whether to exchange your outstanding notes in the exchange offer.

Risks Arising From the Exchange Offer

        Holders of outstanding notes should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the following risks before tendering their outstanding notes in the exchange offer, although the risk factors set forth below (other than "—Consequences of Failure to Exchange and Requirements for Transfer of New Notes") are generally applicable to the outstanding notes as well as the new notes.

Consequences of Failure to Exchange and Requirements for Transfer of New Notes

        In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register outstanding notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that new notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such new notes. However, the Commission has not considered the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances.

        Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If any holder is an "affiliate" of ours (within the meaning of Rule 405 under the Securities Act), is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of new notes to be acquired pursuant to the exchange offer, such holder

          (i)  could not rely on the applicable interpretations of the staff of the Commission and

         (ii)  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. See "The Exchange Offer—Consequences of Failure to Exchange."

Risks Relating to Samsonite and Our Business

We have a leveraged capital structure which could adversely affect our financial health, our ability to service our indebtedness and your investment in the notes.

        We have a substantial level of indebtedness. As of April 30, 2004 we had:

  •
  total indebtedness of $333.3 million;

  •
  convertible preferred stock with a liquidation preference of $169.8 million; and

  •
  a stockholders' deficit of $27.5 million.

        As of April 30, 2004, after giving effect to the refinancing, we would have had:

  •
  total indebtedness of $335.7 million;

  •
  convertible preferred stock with a liquidation preference of $169.8 million; and

  •
  a stockholders' deficit of $44.9 million.

        Our substantial debt could have consequences to you, including:

  •
  it could make it more difficult for us to satisfy our obligations on the notes;

  •
  it may limit our ability to obtain additional financing for working capital, capital expenditures, product development and general corporate purposes;

  •
  it may increase our vulnerability to general adverse economic and industry conditions; and

  •
  it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage to less-leveraged competitors.

        There can be no assurance that our cash flow and capital resources will be sufficient for us to make payments on our indebtedness or meet our other obligations in the future. If our cash flow and other capital resources are insufficient, we may be forced to reduce or delay capital expenditures, sell assets, try to obtain additional equity capital or refinance or restructure our debt. There can be no assurance that any of those alternatives would be successful or allow us to meet our scheduled obligations in the future.

The business of our subsidiaries with international operations may be adversely affected by international business risks and fluctuations in currency exchange rates.

        Approximately 60% of our net sales for fiscal 2004 were attributable to our European sales and other foreign operations and approximately 38% of our net sales for fiscal 2004 were attributable to our U.S. sales. In addition to our European manufacturing and distribution subsidiaries, we have a 100% owned Mexican manufacturing and distribution company and we are a partner in joint ventures in Singapore, South Korea, India, Brazil and China. We also have a wholly owned distribution organization in Hong Kong. Our operations may be affected by economic, political and governmental conditions in some of the countries where we have manufacturing facilities or where our products are sold. In addition, factors such as changes in economic or political conditions in any of the countries in which we operate could result in unfavorable exchange rates, new or additional currency or exchange controls, other restrictions being imposed on our operations, or expropriation. If the U.S. dollar strengthens, the results of operations for our international businesses will be reduced and our financial condition will be adversely affected.

Our business was negatively impacted by the war in Iraq and the outbreak of Severe Acute Respiratory Syndrome ("SARS") and could be further damaged by future terrorist attacks, travel-related health concerns or the fear of future terrorist attacks or travel-related health concerns.

        Our business and results of operations are subject to uncertainties arising out of world events which negatively impact consumer spending or travel, such as the outbreak of illnesses such as SARS, additional terrorist activities and military actions. In the weeks following the commencement of the military conflict with Iraq during March 2003, and the outbreak of SARS in Asia and elsewhere in the second quarter 2003, we experienced a decrease in sales of our luggage and other travel related merchandise. Further military conflict or new outbreaks of SARS or another travel-related health concern could have a material adverse effect on our business, results of operations and financial condition. In addition, terrorist attacks, such as the terrorist attacks in the United States on September 11, 2001 or in Spain on March 11, 2004, the fear of future terrorist attacks, hostilities involving the United States in other areas of the world or the fear of future outbreaks like SARS are likely to contribute to a general reluctance by the public to travel which would cause a decrease in demand for our products and, as a result, may have a material adverse effect on our business, results of operations and financial condition.

Although the luggage market is highly fragmented, we face competition from many smaller competitors.

        We compete with many domestic and international companies in our global markets. We compete on brand name, consumer advertising, product innovation, quality, differentiation of product features, customer service and price. The worldwide luggage market is highly fragmented; nevertheless, we have many competitors. Barriers to entry into the manufacturing of softside luggage are very low and we face competition from many low cost manufacturers of inexpensive, softside luggage products. We cannot assure you that we will be able to compete effectively in the future in our markets.

Our vendors may be unable to manufacture and deliver products in a timely manner or meet our quality standards.

        A significant portion of our net sales were derived from products which were manufactured by third party vendors, a majority of which are located in Asia and Eastern Europe. We depend upon the ability of these vendors to secure a sufficient supply of raw materials, adequately finance the production of goods ordered and maintain sufficient manufacturing and shipping capacity. Our reliance on these vendors and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a vendor's failure to ship products to us in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

The interests of our equity sponsors may conflict with your interests as a holder of the notes.

        Our equity sponsors and their affiliates currently control a majority of our voting stock. Concurrently with the closing of the recapitalization agreement, Samsonite entered into a stockholders agreement with the equity sponsors and an affiliate of Ares relating to the ownership rights and corporate governance of Samsonite following the recapitalization. Pursuant to the terms of the stockholders agreement, the equity sponsors have agreed to take all actions in their power to elect nominees selected by the equity sponsors to our board of directors in the future. In the event that the equity sponsors' nominees are elected, eight of the nine members of our board of directors will be nominees of the equity sponsors. In addition, our ability to take certain actions, including amending our charter, commencing bankruptcy proceedings and taking certain corporate actions (including debt incurrences, stock issuances, asset sales and the like), is subject to the written consent of either all or two-thirds (depending on the action) of the equity sponsors so long as the equity sponsors collectively continue to hold 25% of our outstanding voting stock.

        Accordingly, for the foreseeable future, our equity sponsors will exercise significant influence over our board of directors and business and operations. The interests of our equity sponsors could conflict with your interests as a holder of the notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, their interests as equity holders might conflict with your interests as a holder of the notes.

Risk Relating to the New Securities

The 8 7/8% notes are subordinated to our senior indebtedness.

        The new 8 7/8% notes will be subordinated in right of payment to our existing and future senior indebtedness, including the new floating rate notes and any outstanding floating rate notes which remain outstanding following this exchange offer, and our obligations under our existing credit facility, to the extent set forth in the indenture governing the 8 7/8% notes. The effect of the 8 7/8% notes' subordination is that if we were to undergo insolvency, liquidation, a bankruptcy proceeding or other reorganization, our assets would be available to pay our obligations on the 8 7/8% notes only after all senior indebtedness, including the floating rate notes and our credit facility, and all interest and other amounts due in respect of the senior indebtedness, is paid in full. We cannot assure you that there will be sufficient assets remaining to pay amounts due on all or any of the 8 7/8% notes.

        The subordination provisions of the indenture governing the terms of the 8 7/8% notes provide that we generally may not pay our obligations on the 8 7/8% notes, or repurchase, redeem or otherwise retire the 8 7/8% notes if any senior indebtedness, including the floating rate notes, is not paid when due or certain other payment defaults on senior indebtedness occur, unless in either case, the default has been cured or waived or has ceased to exist. In addition, if any non-payment default exists with respect to certain senior indebtedness, we will be prohibited from making payments on the 8 7/8% notes until such time as permitted under the indenture. See "Description of the Notes—Subordination of the Senior Subordinated Notes."

The new notes are unsecured, and are "structurally subordinated" to all liabilities of our subsidiaries.

        The new notes will be general unsecured obligations. As of April 30, 2004, after giving pro forma effect to the refinancing, the aggregate amount of our outstanding senior indebtedness, including the outstanding floating rate notes, would have been approximately $120.8 million.

        In addition, the new notes will be "structurally subordinated" to all liabilities of our subsidiaries. In the event of an insolvency, liquidation, a bankruptcy proceeding or other reorganization of any subsidiary, holders of the notes will only be creditors of Samsonite Corporation and not of its subsidiaries. As a result, all the existing and future liabilities of Samsonite Corporation subsidiaries, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied prior to receipt by Samsonite Corporation of any payment on account of Samsonite Corporation's status as a stockholder of its subsidiaries.

        The new notes are unsecured. Our obligations under our credit facility are secured by a security interest in certain of our assets, including capital stock of certain of our subsidiaries. Our credit facility contains certain restrictions and covenants customary to bank credit facilities, including the maintenance of specified financial ratios. In the event of a default under our credit facility, or if we or certain of our subsidiaries were to undergo a bankruptcy, liquidation or reorganization, our lenders would have a prior, secured claim on such assets.

        In addition, our rights and the rights of our creditors, including holders of the notes, to realize upon the assets of a subsidiary upon such subsidiary's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor or have recognized claims against such subsidiary. In such case, our claim would nevertheless be subject to any security interests in the assets of such subsidiary and subordinated to any indebtedness of such subsidiary senior to our claims. As of January 31, 2004, after giving pro forma effect to the refinancing, the liabilities of our subsidiaries would have totaled $125.0 million, including approximately $114.7 million of trade payables and obligations other than for borrowed money. Approximately 79% of our net sales and approximately 82% of our operating income, prior to amortization of intangibles for fiscal 2004 were derived from operations conducted through subsidiaries.

The indentures governing the terms of the new notes do not limit our ability to transfer all of our assets to certain of our subsidiaries.

        Although a majority of our assets are held through subsidiaries that will not be guarantors of our obligations under the notes, we are an operating company with substantial assets. In order to provide us with flexibility to operate our business as an integrated enterprise, the indentures governing the notes do not restrict our ability to transfer assets to certain of our subsidiaries. While we have no intention of transferring operating assets to our subsidiaries, except in the ordinary course of business, there is no restriction on our ability to transfer all of our assets to certain of our subsidiaries, thereby becoming a holding company whose only assets consist of the capital stock of its subsidiaries.

We are subject to restrictive covenants imposed by our existing credit facility and by the indentures governing the outstanding notes and the new notes offered in this registration statement.

        Our existing credit facility contains numerous financial and operating covenants, including, among other things, restrictions on our ability to pay dividends; incur indebtedness; merge, consolidate or transfer all or substantially all of our assets; make certain sales of assets; make investments; make capital expenditures; create, incur or permit the existence of certain liens, engage in certain transactions with subsidiaries and affiliates and requires us to achieve and maintain certain financial ratios. Such financial covenants will affect our operating flexibility. The failure to comply with the covenants would result in a default and permit the lenders under our credit facility to accelerate the maturity of the indebtedness issued thereunder, and we could be prohibited from making any payments on the notes.

        The indentures governing the terms of the outstanding notes and the new notes contain numerous financial and operating covenants that, among other things, limit our and our subsidiaries' ability to

  •
  incur additional indebtedness,

  •
  repurchase or redeem our capital stock,

  •
  create liens or other encumbrances,

  •
  make certain payments and investments, including dividend payments,

  •
  sell or otherwise dispose of assets,

  •
  merge or consolidate with other entities or

  •
  engage in certain transactions with subsidiaries and affiliates.

        Agreements governing future indebtedness could also contain significant financial and operating restrictions. A failure to comply with the obligations contained in our indentures could result in an event of default under the indentures, which could permit acceleration of the new notes and any outstanding notes which remain outstanding following this exchange offer and acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If not, the notes would likely lose much or all of their value.

We must offer to repurchase the notes upon a change of control.

        Upon the occurrence of a change of control (as defined in each indenture), we will be required to make an offer to purchase all of the new notes and any outstanding notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the purchase date. The occurrence of certain of the events that would constitute a change of control would constitute a default under our credit facility and might constitute a default under our other indebtedness. In addition, our credit facility prohibits the purchase of the notes by us in the event of a change of control, unless and until such time as the indebtedness under our credit facility is repaid in full. Our failure to purchase the notes in such instance would result in a default under the indentures and our credit facility. The inability to repay the indebtedness under our credit facility, if accelerated, could have material adverse consequences to us and to the holders of the notes. Our future indebtedness may also contain prohibitions of certain events or transactions that could constitute a change of control or require such indebtedness to be repurchased upon a change of control. See "Description of the Notes—Change of Control." In the event of a change of control, there can be no assurance that we would have sufficient assets to satisfy all of our obligations under the our credit facility and the notes.

You may face foreign exchange consequences as a result of investing in the floating rate notes.

        If you are a U.S. investor, an investment in the floating rate notes will entail foreign exchange-related risks due to, among other factors, possible significant changes in the value of the euro relative to the U.S. dollar because of economic, political and other factors over which we have no control. Depreciation of the euro against the U.S. dollar could cause a decrease in the effective yield of the floating rate notes below their stated coupon rates and could result in a loss to you on a U.S. dollar basis.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes in exchange for the outstanding notes. We are making this exchange solely to satisfy our obligations under a registration rights agreement. In consideration for issuing the new notes, we will receive outstanding notes in aggregate principal amounts equal to the aggregate principal amounts of the new notes.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents, short-term obligations, and capitalization as of April 30, 2004, as adjusted to give effect to the refinancing and the exchange as if they had occurred on April 30, 2004. You should read this and the historical consolidated financial statements and accompanying notes that are included in our 2004 Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and in our Quarterly Report on Form 10-Q for the three months ended April 30, 2004, which are incorporated by reference into this prospectus.

	As of April 30, 2004
	Actual	As Adjusted
	(Dollars in thousands)
Cash and cash equivalents(a)	$41,410	$8,367

Short-term debt and current installments of long-term obligations	$7,922	$7,922

Long-term obligations:
Senior credit facility	—	—
Capital leases and other obligations	1,995	1,995
10 3/4% senior subordinated notes(b)	322,861	—
11 1/8% series B senior subordinated notes(c)	532	—
Floating rate notes(d)	—	120,810
8 7/8% notes	—	205,000

Total long-term obligations	325,388	327,805

Total obligations	333,310	335,727

Total stockholders' equity (deficit) (e)	$(27,493)	$(44,859)

Total capitalization (including short-term debt, net of cash and cash equivalents)	$264,407	$282,501

(a)
In addition to the 10 3/4% senior subordinated notes which were retired in the June 2004 refinancing, on May 21, 2004, we purchased $14.6 million principal amount of the 10 3/4% senior subordinated notes in an open market purchase.

(b)
As of July 11, 2004 we have redeemed all of the 10 3/4% senior subordinated notes.

(c)
We have redeemed all of the 11 1/8% series B senior subordinated notes.

(d)
Includes the U.S. dollar equivalent of the floating rate notes offered hereby based upon current exchange rates.

(e)
Stockholders' equity (deficit) was reduced by $17.4 million to reflect the tender premium and the write-off of deferred financing costs related to the 10 3/4% senior subordinated notes.

Selected Historical Consolidated Financial Information

        The consolidated statements of operations data for the three months ended April 30, 2003 and 2004 and the consolidated balance sheet data as of April 30, 2004 have been derived from our unaudited consolidated financial statements that are included in our quarterly report on Form 10-Q for the three months ended April 30, 2004, which is incorporated by reference into this prospectus. The consolidated statements of operations data for the fiscal years ended January 31, 2002 through 2004 and the consolidated balance sheet data as of January 31, 2003 and 2004, have been derived from our audited consolidated financial statements which are incorporated by reference in this prospectus, and which have been audited by KPMG LLP, independent registered public accounting firm. The consolidated statements of operations data for the years ended January 31, 2000 and 2001, and the consolidated balance sheet data as of January 31, 2000, 2001 and 2002, are derived from our audited consolidated financial statements not included or incorporated by reference in this prospectus.    This data should be read in conjunction with our consolidated financial information and related notes thereto incorporated by reference in this prospectus.

Three Months Ended April 30,	Year Ended January 31,
2003	2004	2000	2001	2002	2003	2004
(Dollars in thousands)
Statement of Operations Data:
Net Sales	$161,901	$198,194	$767,685	$783,898	$736,274	$744,035	$769,315
Cost of Goods Sold	89,652	109,263	442,325	459,746	443,591	430,361	426,509

Gross Profit	72,249	88,931	325,360	324,152	292,683	313,674	342,806
Selling, General and Administrative Expenses	61,510	77,914	261,792	260,690	249,893	240,060	265,710
Amortization and Impairment of Intangible Assets	322	590	5,712	4,656	8,036	1,397	2,578
Asset Impairment Charges	—	671	—	6,400	1,933	889	2,658
Provision for Restructuring Operations	—	3,390	—	1,604	11,617	1,571	1,768
Other Income (Expense), Net	(313)	1,612	4,896	5,889	33	(14,465)	(10,426)
Interest Expense, Net	(11,700)	(9,685)	(50,271)	(48,492)	(48,099)	(47,354)	(43,132)
Income Tax Expense	(2,177)	(1,103)	(12,576)	(12,350)	(6,886)	(2,985)	(10,431)
Minority Interest in (Earnings) Loss of Subsidiaries	(214)	(915)	(1,747)	(2,649)	194	(1,659)	(2,548)

Net Income (Loss)	$(3,987)	$(3,725)	$(1,842)	$(6,800)	$(33,554)	$3,294	$3,555

Senior Preferred Stock Dividends	(11,631)	(3,330)	(28,796)	(32,854)	(37,505)	(42,837)	(31,055)

Net Income (Loss) Available to Common Stockholders	$(15,618)	$(7,055)	$(30,638)	$(39,654)	$(71,059)	$(39,543)	$(27,500)

Balance Sheet Data (as of end of period):
Property, Plant and Equipment, Net	$108,678	$141,254	$129,802	$113,317	$112,895	$114,471
Total Assets	517,320	560,580	544,804	529,864	493,664	501,888
Long-Term Obligations (Including Current Installments)	326,917	432,473	426,158	472,373	423,155	327,567
Redeemable Preferred Stock	—	207,125	239,980	277,486	320,323	—
Stockholders' Equity (Deficit)	(27,493)	(281,483)	(325,345)	(401,399)	(464,698)	(22,832)
Other Data:
Ratio of Earnings to Fixed Charges(1)	(1)	1.22	x	1.14	x	(1)	1.13	x	1.31	x
Pro Forma Ratio of Earnings to Fixed Charges	1.02	x	1.68	x

(1)
For the purpose of this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense and the portion (one-third) of rental expense considered to be interest. For the three months ended April 30, 2004 and the year ended January 31, 2002, the amount by which earnings did not cover fixed charges was $1.9 million and $27.6 million, respectively. Fixed charges do not include preferred stock dividends.

THE EXCHANGE OFFER

Exchange Terms

        An aggregate of €100.0 million principal amount of outstanding floating rate notes and an aggregate of $205.0 million principal amount of outstanding 8 7/8% notes are currently issued and outstanding. The maximum principal amount of new floating rate notes that will be issued in exchange for outstanding floating rate notes is €100.0 million, and the maximum principal amount of new 8 7/8% notes that will be issued in exchange for outstanding 8 7/8% notes is $205.0 million. The terms of the new floating rate notes and the new 8 7/8% notes and the outstanding floating rate notes and the outstanding 8 7/8% notes, respectively, are substantially the same in all material respects, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the new notes.

        The interest for the floating rate notes for each quarterly period will be reset based on the three-month EURIBOR plus 4.375% and will be payable on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2004. The new 8 7/8% notes will bear interest at the rate of 8 7/8% per year, payable semiannually on June 1 and December 1 of each year, beginning December 1, 2004. Holders of new notes will receive interest accrued from June 9, 2004, the date of the original issuance of the outstanding notes, or from the date of the last payment of interest on the outstanding notes, whichever is later. Holders of new notes will not receive any payment on account of accrued interest on outstanding notes tendered and accepted for exchange. In order to exchange your outstanding notes for new notes in the exchange offer, you will be required to make the following representations:

  •
  any new notes will be acquired in the ordinary course of your business;

  •
  you have no arrangement with any person to participate in the distribution of the new notes; and

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered in the exchange offer, and the exchange agent will deliver new notes promptly after the expiration date (as defined below) of the exchange offer. We expressly reserve the right to delay acceptance of any of the tendered outstanding notes not already accepted if any condition set forth below under "—Conditions to the Exchange Offer" has not been satisfied or waived by us or in order to comply, in whole or in part, with any applicable law.

        If you tender your outstanding notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the outstanding notes. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than certain taxes described below under "—Transfer Taxes."

        You may tender some or all of your outstanding notes in connection with this exchange offer. However, outstanding notes may only be tendered in minimum denominations of €5,000 and integral multiples of €1,000, in the case of outstanding floating rate notes, and in minimum denominations of $5,000 and integral multiples of $1,000 in the case of outstanding 8 7/8% notes.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on September 23, 2004, the "expiration date," unless extended by us. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral, confirmed in writing, or written notice to the exchange agent and by making a public announcement by press release to the Dow Jones News Service prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date. During any extension of the exchange offer, all outstanding notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.

        To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

  •
  waive any condition to the exchange offer; and

  •
  amend any of the terms of the exchange offer.

        Any waiver or amendment to the exchange offer will apply to all outstanding notes tendered, regardless of when or in what order the outstanding notes were tendered. If we make a material change in the terms of the exchange offer or if we waive a material condition of the exchange offer, we will disseminate additional exchange offer materials, and we will extend the exchange offer to the extent required by law.

        We expressly reserve the right, in our sole discretion, to terminate the exchange offer if any of the conditions set forth under "—Conditions to the Exchange Offer" exists. Any such termination will be followed promptly by a public announcement. In the event we terminate the exchange offer, we will give immediate notice to the exchange agent, and all outstanding notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offer is withdrawn or otherwise not completed, new notes will not be given to holders of outstanding notes who have tendered their outstanding notes.

Resale of New Securities

        Based on interpretations of the SEC staff set forth in no-action letters issued to third parties, we believe that new notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  you are acquiring new notes in the ordinary course of your business; and

  •
  you do not intend to participate in the distribution of the new notes.

        If you tender outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of new notes:

  •
  you cannot rely on those interpretations by the SEC staff; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

        Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes will need to rely on an effective registration statement under the Securities Act containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, a resale or other transfer of new notes only as specifically set forth in this prospectus. Broker-dealers may participate in the exchange offer only if they acquired their outstanding notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. We have agreed to allow such broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Acceptance of Outstanding Securities for Exchange

        We will accept for exchange outstanding notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, and not withdrawn prior to the later of: (1) the expiration date of the exchange offer; and (2) the satisfaction or waiver of the conditions specified below under "—Conditions to the Exchange Offer." We will not accept outstanding notes for exchange subsequent to the expiration date of the exchange offer. Tenders of outstanding floating rate notes and outstanding 8 7/8% notes will be accepted only in principal amounts equal to minimum denominations of €5,000 and integral multiples of €1,000 and minimum denominations of $5,000 and integral multiples of $1,000, respectively.

        We expressly reserve the right, in our sole discretion, to:

  •
  delay acceptance for exchange of outstanding notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer; or

  •
  terminate the exchange offer and not accept for exchange any outstanding notes not theretofore accepted for exchange, if any of the conditions set forth below under "—Conditions to the Exchange Offer" has not been satisfied or waived by us or in order to comply, in whole or in part, with any applicable law. In all cases, new notes will be issued only after timely receipt by the exchange agent of certificates representing outstanding notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered outstanding notes, or defectively tendered outstanding notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the new notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the new notes and transmitting them to the holders. The exchange agent will deliver the new notes to holders of outstanding notes accepted for exchange after the exchange agent receives the new notes.

        If for any reason, we delay acceptance for exchange of validly tendered outstanding notes or we are unable to accept for exchange validly tendered outstanding notes, then the exchange agent may, nevertheless, on our behalf, retain tendered outstanding notes, without prejudice to our rights described under "—Expiration Date; Extensions; Termination; Amendments," "—Withdrawal of Tenders" and "—Conditions to the Exchange Offer," subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        If any tendered outstanding notes are not accepted for exchange for any reason, including if certificates are submitted evidencing more outstanding notes than those that are tendered, certificates evidencing outstanding notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "—Procedures for

Tendering Outstanding Securities—Book-Entry Transfer," such outstanding notes will be credited to the account maintained at such book-entry transfer facility from which such outstanding notes were delivered, unless otherwise required by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

        Tendering holders of outstanding notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their outstanding notes other than as described in "—Transfer Taxes" or in Instruction 9 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

Procedures for Tendering Outstanding Securities

        Only a holder of outstanding notes may tender in the exchange offer. Owners of beneficial interests in outstanding notes who wish to tender such beneficial interests should carefully read this section, as well as "—Book-Entry Transfers", "—Guaranteed Delivery Procedures" and the instructions contained in the letter of transmittal.

        Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender outstanding notes should contact such registered holder promptly and instruct such registered holder to tender outstanding notes on such beneficial owner's behalf.

        In all cases, issuance of new notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  certificates for such outstanding notes or a timely confirmation of a book-entry transfer of such outstanding notes into the exchange agent's account at DTC, Euroclear or Clearstream.

  •
  a duly executed letter of transmittal or a properly transmitted agent's message, as defined below, as applicable; and

  •
  all other required documents.

        If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be credited to an account maintained with the relevant book-entry transfer facility, as promptly as practicable after the expiration of the exchange offer.

        Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and Samsonite, in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        Letters of transmittal and outstanding notes should be sent only to the exchange agent and not to us or to any book-entry transfer facility.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holder tendering outstanding notes. Delivery of such documents will be deemed made only when actually received by the exchange agent. If such delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent prior to such date. No alternative, conditional or contingent tenders of outstanding notes will be accepted.

        Signature Guarantees.    Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

  •
  the letter of transmittal is signed by the registered holder of the outstanding notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those outstanding notes, or if any outstanding notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any outstanding notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

  •
  the outstanding notes are tendered for the account of an eligible institution.

        An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchanges Medallion Program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

        Book-Entry Transfer.    We understand that the exchange agent will seek to establish accounts with respect to the outstanding notes at DTC and Euroclear or Clearstream for the purpose of facilitating the exchange offer within two business days after the date of this prospectus, unless the exchange agent has already established such accounts. If you are a financial institution that is a participant or an account holder in the relevant book-entry transfer facility's system, you may make book-entry delivery of outstanding notes by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent's account at the book-entry transfer facility in accordance with the book-entry transfer facility's procedures for transfer.

        DTC's Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent's message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent's message. To tender outstanding 8 7/8% notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

        In order for an acceptance of an exchange of outstanding 8 7/8% notes through ATOP to be valid, an agent's message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, Euroclear or Clearstream, as the case may be, to and received by the exchange agent. An agent's message forms a part of the book-entry confirmation, which states that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from the participant or account holder, as the case may be, tendering the outstanding notes, which states that such participant or account holder, as applicable, has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to a guaranteed delivery, that such participant or account holder, as the case may be, has received and agrees to be bound by the applicable notice of guaranteed delivery) and that we may enforce such agreement against such participant or account holder, as the case may be. Delivery of an agent's message will also constitute an acknowledgement from the tendering DTC, Euroclear or Clearstream participant, as the case may be, that the representations contained in the letter of transmittal and described above are true and correct.

        Guaranteed Delivery.    If you wish to tender your outstanding notes and:

  •
  certificates representing your outstanding notes are not lost but are not immediately available;

  •
  time will not permit your letter of transmittal, certificates representing your outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

  •
  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer,

then, you may tender if both of the following are complied with:

  •
  your tender is made by or through an eligible institution; and

  •
  on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.

        The notice of guaranteed delivery must:

  •
  set forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered;

  •
  state that the tender is being made thereby;

  •
  guarantee that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the outstanding notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all outstanding notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

        Other Matters.    New notes will be issued in exchange for outstanding notes accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for (or a timely book-entry confirmation with respect to) your outstanding notes, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  •
  any other documents required by the letter of transmittal.

        All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of outstanding notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of outstanding notes will not be considered valid. We reserve the absolute right to reject any or all tenders of outstanding notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of outstanding notes must be cured within the time we determine, unless waived by us. Tenders of outstanding notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of outstanding notes, or will incur any liability to holders for failure to give any such notice.

        By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  •
  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes;

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of those new notes; and

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To withdraw a tender of outstanding senior notes or outstanding senior subordinated notes in the exchange offer:

  •
  the exchange agent at the applicable address must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date; or

  •
  for DTC, Euroclear or Clearstream participants, each holder wishing to withdraw a tender must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream prior to 5:00 p.m., New York City time, on the expiration date.

        Any notice of withdrawal must:

  •
  specify the name of the person who deposited the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes;

  •
  contain a statement that such holder is withdrawing its election to have such outstanding notes exchanged;

  •
  be signed in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees or be accompanied by documents of transfer sufficient to have the trustee register the transfer of those outstanding notes to the name of the person withdrawing the tender; and

  •
  specify the name in which the outstanding notes are to be registered if different from that of the depositor.

        If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "—Procedures for Tendering Outstanding Securities" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for any outstanding notes tendered, and we may terminate, extend or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of outstanding notes so tendered if, on or prior to the expiration date of the exchange offer, the following shall have occurred:

  •
  we have determined that the offering and sales under the registration statement, the filing of such registration statement or the maintenance of its effectiveness would require disclosure of or would interfere in any material respect with any material financing, merger, offering or other transaction involving us or would otherwise require disclosure of nonpublic information that could materially and adversely affect us;

  •
  we have determined that the exchange offer would violate any applicable law or interpretation of the staff of the SEC; or

  •
  any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

        The conditions to the exchange offer are for our sole benefit and may be asserted by us in our sole discretion or may be waived by us, in whole or in part, in our sole discretion, whether or not any other condition of the exchange offer also is waived. We have not made a decision as to what circumstances would lead us to waive any condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons.

        Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes in the exchange offer, your outstanding notes will remain outstanding and will continue to be subject to the currently applicable restrictions on transfer:

  •
  as set forth in the legend printed on the outstanding floating rate notes and the outstanding 8 7/8% notes as a consequence of the issuance of the outstanding floating rate notes or outstanding 8 7/8% notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise set forth in the offering memorandum distributed in connection with the private offerings of the outstanding notes.

        In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or unless the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, you may offer for resale, resell or otherwise transfer new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (1) you are not our "affiliate" within the meaning of Rule 405 under the Securities Act, (2) you acquired the new notes in the ordinary course of your business and (3) you have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer. If you tender outstanding notes in the exchange offer for the purpose of participating in a distribution of the new notes:

  •
  you cannot rely on the applicable interpretations of the SEC; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

The trading market for outstanding notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your outstanding notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged securities. See "Risk Factors—Risks Arising from the Exchange Offer."

Exchange Agent

        The Bank of New York has been appointed as exchange agent for the exchange of the outstanding notes. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent at the applicable address as follows:

  Outstanding floating rate notes

By Registered or Certified Mail:	By Hand or Overnight Delivery:
The Bank of New York Lower Ground Floor, 30 Cannon Street London, EC4M6XH, Attention: Ms. Julie McCarthy Phone: 44 207 964 6512 Fax: 44 20 7964 6513	The Bank of New York Lower Ground Floor, 30 Cannon Street London, EC4M6XH, Attention: Ms. Julie McCarthy Phone: 44 207 964 6512 Fax: 44 20 7964 6513

  Outstanding 8 7/8% notes

By Registered or Certified Mail:	By Hand or Overnight Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286, Attention: Mr. Duong Nguyen Phone: (212) 815-3687 Fax: (212) 298-1915	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286, Attention: Mr. Duong Nguyen Phone: (212) 815-3687 Fax: (212) 298-1915

        Delivery to an address other than those stated above or transmission via a facsimile number other to those stated above will not constitute a valid delivery.

Transfer Taxes

        We will pay all transfer taxes applicable to the transfer and exchange of outstanding notes pursuant to the exchange offer. If, however:

  •
  delivery of the new notes and/or certificates for outstanding notes for principal amounts not exchanged, are to be made to any person other than the record holder of the outstanding notes tendered;

  •
  tendered certificates for outstanding notes are recorded in the name of any person other than the person signing any letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the transfer and exchange of outstanding notes to us or our order,

then the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the new notes.

DESCRIPTION OF THE NOTES

        The outstanding euro-denominated floating rate senior notes due 2010 were and the new senior euro-denominated floating rate notes will be issued under an indenture, dated as of June 9, 2004 (the "Senior Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee") and will be treated as one series of notes for voting purposes. The outstanding 8 7/8% senior subordinated notes due 2011 were and the new 8 7/8% senior subordinated notes will be issued under an indenture, dated as of June 9, 2004 (the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and the Trustee and will be treated as one series of notes for voting purposes. The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indentures (the "TIA"), and to all of the provisions of the Indentures, including the definitions of certain terms therein and those terms made a part of the Indentures by reference to the TIA as in effect on the date of the Indentures. The definitions of certain capitalized terms used in the following summary are set forth under "—Certain Definitions" below. As used in this section, the term "Company" means Samsonite Corporation, a Delaware corporation, excluding its Subsidiaries. As used in this section, (i) the term "senior notes" refers to both the new and outstanding senior notes, (ii) the term "senior subordinated notes" refers to both the new and outstanding senior subordinated notes, and (iii) the senior notes and the senior subordinated notes are referred to collectively as "the notes."

        We urge you to read the Indentures because they, and not this description, define your rights as holders of the notes. Copies of the Indentures may be obtained from the Company upon request, and for so long as the senior notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of the Senior Indenture may be obtained upon request to the Luxembourg Stock Exchange.

General

        The notes are general unsecured obligations of the Company. Each Indenture governing the notes provides for the issuance of additional notes having identical terms and conditions to the notes (the "Additional Notes"), subject to compliance with the covenant contained in the Indentures under "Certain Covenants-Limitation on Incurrence of Additional Indebtedness." Any Additional Notes will be part of the same issue as the applicable notes and will vote on all matters with the applicable notes.

        The notes were issued in fully registered form only. The senior subordinated notes were issued in denominations of $5,000 and integral multiples of $1,000. The senior notes were issued in denominations of €5,000 and integral multiples of €1,000.

        The senior notes rank equally in right of payment with all existing and future unsubordinated Indebtedness (including amounts outstanding under any Credit Agreement) of the Company. The senior subordinated notes are subordinated in right of payment to all existing and future Senior Debt (including the senior notes and amounts outstanding under any Credit Agreement) of the Company to the extent set forth in the Senior Subordinated Indenture.

        The notes are unsecured. In the event of a bankruptcy or insolvency, our secured lenders will have a prior secured claim to any collateral securing the debt owed to them. Our obligations under our existing credit facility are secured by a security interest in certain of our assets, including the capital stock of certain of our subsidiaries.

Interest

        The senior notes.    The senior notes will bear interest at a rate per annum, reset quarterly, equal to EURIBOR plus 4.375%, as determined by an agent appointed by the Company to calculate EURIBOR for purposes of the Senior Indenture (the "Calculation Agent"), which shall initially be the Trustee. Interest will be payable quarterly on each March 1, June 1, September 1 and December 1, commencing on September 1, 2004. The Company will pay interest to those persons who were holders of record on the February 15, May 15, August 15 or November 15 immediately preceding the applicable interest payment date. The senior notes will bear interest from the Issue Date or, if interest has already been paid, from the date it was most recently paid.

        Set forth below is a summary of certain of the defined terms used in the Senior Indenture relating to the calculation of interest on the senior notes.

        "Determination Date" with respect to an Interest Period, will be the day that is two TARGET Settlement Days preceding the first day of such Interest Period.

        "EURIBOR", with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in euros for the three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date that appears on Telerate Page 248 as of 11:00 a.m., Brussels time, on the Determination Date. If Telerate Page 248 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the Euro-Zone inter-bank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., Brussels time, on such Determination Date, to prime banks in the Euro-Zone interbank market for deposits in a Representative Amount in euro for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in London, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, for loans in a Representative Amount in euros to leading European banks for a three-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

        "Euro-Zone" means the region composed of member states of the European Union that adopts the euro.

        "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include August 31, 2004.

        "Representative Amount" means the greater of (a) € 1,000,000 and (b) an amount that is representative for a single transaction in the relevant market at the relevant time.

        "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

        "Telerate Page 248" means the display page so designated on Bridge's Telerate Service (or such other page as may replace that page on that service), or such other service as may be nominated as the information vendor.

        The amount of interest for each day that the senior notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the senior notes. The amount of interest to be paid on the senior notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all euro amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The interest rate on the senior notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

        The Calculation Agent will, upon the request of the holder of any senior note, provide the interest rate then in effect with respect to the floating rate senior notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company and the holders of the senior notes.

        The senior subordinated notes.    The senior subordinated notes will bear interest at the rate of 8 7/8% per annum from the most recent interest payment date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the Issue Date. Interest will be payable semi-annually in cash in arrears on each June 1 and December 1 to holders of record on the preceding May 15 or November 15, commencing on December 1, 2004. Interest on the senior subordinated notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and liquidated damages, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, and so long as the senior notes are listed on the Luxembourg Stock Exchange, payment of principal, premium, if any, and interest on the senior notes will be payable, and the senior notes may be exchanged or transferred, at the office of the paying agent in Luxembourg, unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Company will maintain one or more paying agents (each, a "paying agent") for the notes in each of (i) the Borough of Manhattan, City of New York (the "principal paying agent") and (ii) Luxembourg, for so long as the senior notes are listed on the Luxembourg Stock Exchange and its rules so require. If the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is implemented, the Company will use its best efforts to maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such directive. The initial paying agents will be The Bank of New York in New York and The Bank of New York Europe Limited Luxembourg Branch in Luxembourg.

        The Company will also maintain one or more registrars (each, a "registrar") with offices in the Borough of Manhattan, City of New York. The Company will also maintain a transfer agent in each of New York and Luxembourg, for so long as the senior notes are listed on the Luxembourg Stock Exchange and the rules so require. The initial registrar will be The Bank of New York in New York. The initial transfer agent will be The Bank of New York in New York and The Bank of New York Europe Limited Luxembourg Branch in Luxembourg. The registrar and the transfer agent in New York and the transfer agent in Luxembourg will maintain a register reflecting ownership of notes outstanding from time to time and will make payments on and facilitate transfer of notes on behalf of the Company. Each transfer agent shall perform the functions of a transfer agent.

        The Company may change the paying agents, the registrars or the transfer agents without prior notice to the holders. If, and for so long as, the senior notes are listed on the Luxembourg Stock Exchange and its rules so require, the Company will publish a notice of any change of paying agent, registrar or transfer agent in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The Company or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the applicable Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes.

Optional Redemption

        The senior notes.    The senior notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 1, 2006 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 1 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

Year	Percentage
2006	102.000%
2007	101.000%
2008 and thereafter	100.000%

        In addition, on or prior to June 1, 2006, the Company may, at its option, use the Net Proceeds of one or more Equity Offerings to redeem for cash up to an aggregate of 35% of the aggregate principal amount of the senior notes at a redemption price equal to 100% of the aggregate principal amount so redeemed plus a premium equal to the interest rate per annum of the senior notes applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest thereon to the redemption date; provided, however, that at least 65% of the principal amount of senior notes issued under the Senior Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 90 days after the receipt by the Company of the proceeds of each such Equity Offering.

        The senior subordinated notes.    The senior subordinated notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 1, 2008 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 1 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

Year	Percentage
2008	104.438%
2009	102.219%
2010 and thereafter	100.000%

        In addition, on or prior to June 1, 2007, the Company may, at its option, use the Net Proceeds of one or more Equity Offerings to redeem for cash up to an aggregate of 35% of the aggregate principal amount of the senior subordinated notes at a redemption price equal to 108.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date; provided, however, that at least 65% of the principal amount of senior subordinated notes issued under the Senior Subordinated Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 90 days after the receipt by the Company of the proceeds of each such Equity Offering.

Selection and Notice of Redemption

        In the event that the Company chooses to redeem less than all of the applicable notes, selection of the applicable notes for redemption will be made by the Trustee either:

  (i)
  in compliance with the requirements of the principal national securities exchange, if any, on which the applicable notes are listed (including the Luxembourg Stock Exchange); or,

  (ii)
  on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No notes of $5,000 or less, or €5,000 or less, as applicable, can be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the applicable notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, then the notice of redemption that relates to such note must state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the applicable notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price.

Change of Control

        The Company shall notify the Trustee within five business days after the Company knows, or reasonably should know, of the occurrence of a Change of Control. Within 15 business days after the Company knows, or reasonably should know, of the occurrence of each Change of Control, the Company will make an offer to purchase (the "Change of Control Offer") the outstanding notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

        The Company will within 15 days after it knows, or reasonably should know, of the Change of Control (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the notes, at the address appearing in the register maintained by the registrar of the notes, a notice stating:

  (i)
  that the Change of Control Offer is being made pursuant to this covenant and that all notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

  (ii)
  the Change of Control Purchase Price and the purchase date (which shall be a business day no earlier than 20 business days nor more than 60 business days from the date such notice is mailed (the "Change of Control Payment Date"));

  (iii)
  that any notes not tendered will continue to accrue interest;

  (iv)
  that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

  (v)
  that holders accepting the offer to have their notes purchased pursuant to a Change of Control Offer will be required to surrender such notes to the paying agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date;

  (vi)
  that holders will be entitled to withdraw their acceptance if the paying agent receives, not later than the close of business on the third business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the title of the notes delivered for purchase, the principal amount of the notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased;

  (vii)
  that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, provided that each offered note purchased and each such new offered note issued shall be, in the case of the senior subordinated notes, in an original principal amount in denominations of $5,000 and integral multiples of $1,000, and in the case of the senior notes, in an original principal amount in denominations of €5,000 and integral multiples of €1,000;

  (viii)
  a summary of any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

  (ix)
  the name and address of the paying agent.

        On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the paying agent money sufficient to pay the purchase price of all notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee notes so accepted together with an officers' certificate stating the notes or portions thereof tendered to the Company. The paying agent shall promptly mail to each holder of notes so accepted payment in an amount equal to the purchase price for such notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered; provided that each such new note shall be issued, in the case of the senior subordinated notes, in an original principal amount in denominations of $5,000 and integral multiples of $1,000 and, in the case of the senior notes, in an original principal amount in denominations of €5,000 and integral multiples of €1,000.

        The Senior Subordinated Indenture will provide that, prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which the Company has actual knowledge of a Change of Control, the Company covenants that if the purchase of the senior subordinated notes would violate or constitute a default under any then outstanding Senior Debt, then the Company will, to the extent needed to permit such purchase of notes, either (i) repay in full all Indebtedness on the basis required by such Senior Debt or (ii) obtain the requisite consents under the instrument(s) governing such Senior Debt to permit the repurchase of the senior subordinated notes as provided above. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase senior subordinated notes pursuant to the provisions described above; provided that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (iii) under "—Events of Default" below (after the notice and passage of time referred to therein).

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes pursuant to a Change of Control Offer.

        This "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Company in certain instances as contemplated by the definition of "Change of Control" and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of notes protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of the notes, but would not constitute a Change of Control. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Change of Control, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all notes that the Company might be required to purchase. Moreover, as of the date of this Registration Statement and after giving effect to the refinancing described in this Registration Statement, the Company would not have sufficient funds available to purchase all the notes pursuant to a Change of Control Offer. In the event that the Company were required to purchase notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Original Credit Agreement will restrict the Company's ability to repurchase the notes, including pursuant to a Change of Control Offer.

        None of the provisions in the Indentures relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Company. In addition, the Trustee may not waive the right of any holder of notes to redeem such holder's notes upon a Change of Control, except to the extent the Trustee is acting at the direction of the holders of the notes then outstanding.

Subordination of the Senior Subordinated Notes

        The Obligations represented by the senior subordinated notes are, to the extent and in the manner provided in the Senior Subordinated Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Debt (including the senior notes).

        In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "—Certain Covenants—Merger, Consolidation and Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Debt will be entitled to receive indefeasible payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Debt before the holders of the senior subordinated notes are entitled to receive or retain any payment or distribution of any kind on account of the senior subordinated notes or any Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture. In the event that, notwithstanding the foregoing, the Trustee or any holder of senior subordinated notes receives any payment or distribution of assets or securities of the Company of any kind or any other distribution on account of the senior subordinated notes or any Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the senior subordinated notes or any Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture before all Senior Debt is indefeasibly paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid over or delivered to the holders of

Senior Debt or their representative or representatives to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Debt may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Debt or of the senior subordinated notes may recover more, ratably, than the holders of the senior subordinated notes.

        No payment or distribution of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the senior subordinated notes by the Company, other than Qualified Capital Stock of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the senior subordinated notes and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the senior subordinated notes, with terms no less favorable to the Company and the holders of the Designated Senior Debt than the terms of the senior subordinated notes and the Senior Subordinated Indenture) may be made by or on behalf of the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the senior subordinated notes or any Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture, or for or on account of the purchase, redemption or other acquisition of the senior subordinated notes or any Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture, and neither the Trustee nor any holder or owner of any senior subordinated notes shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the senior subordinated notes or for or on account of the purchase, redemption or other acquisition of the senior subordinated notes or in respect of any other Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture, upon the occurrence and during the continuation of a Payment Default and such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the senior subordinated notes, including any missed payments.

        Upon the occurrence and during the continuance of a Non-Payment Event of Default, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the senior subordinated notes by the Company, other than Qualified Capital Stock of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the senior subordinated notes and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the senior subordinated notes, with terms no less favorable to the Company and the holders of the Designated Senior Debt than the terms of the senior subordinated notes and the Senior Subordinated Indenture) may be made by the Company, including, without limitation, by way of set-off or otherwise, for or on account of the senior subordinated notes or any Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture, or for or on account of the purchase or redemption or other acquisition of the senior subordinated notes or any other Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture, and neither the Trustee nor any holder or owner of any senior subordinated notes shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of senior subordinated notes or any such other Obligations under the senior subordinated notes, the Registration Rights Agreement or the Senior Subordinated Indenture for a period (a "Payment Blockage Period")

commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Debt shall have been paid in full in cash or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the senior subordinated notes, including any missed payments. Notwithstanding any other provision of the Senior Subordinated Indenture, in no event shall any Payment Blockage Period commenced in accordance with the provisions of the Senior Subordinated Indenture described in this paragraph extend beyond 179 days after the date of the receipt by the Trustee of the notice referred to above (such 179 day period, an "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period or any other Payment Blockage Period; provided, however, that no such additional Payment Blockage Period commenced during an existing Payment Blockage Period shall extend beyond 179 days after the date of receipt by the Trustee of the notice which commences such Initial Blockage Period. After the expiration of any Payment Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of such Payment Blockage Period. Notwithstanding any other provision of the Senior Subordinated Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived or cured for a period of not less than 90 consecutive days.

        If the Company fails to make any payment on the senior subordinated notes when due or within any applicable grace period, whether or not on account of such payment blockage provisions, such failure would constitute an Event of Default under the Senior Subordinated Indenture and would enable the holders of the senior subordinated notes to accelerate the maturity thereof. See "—Events of Default."

        A holder of senior subordinated notes by his acceptance of senior subordinated notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Senior Subordinated Indenture and appoints the Trustee his attorney-in-fact for such purpose.

Certain Covenants

        The Indentures contain, among others, the following covenants:

        Limitation on Incurrence of Additional Indebtedness.    The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and its Restricted Subsidiaries may incur Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four full fiscal quarters of the Company for which financial information is available at the date of determination) is at least equal to 2:00:1; but no Restricted Subsidiary may incur Indebtedness which is not Permitted Indebtedness unless its Consolidated Fixed Charge Coverage Ratio is at least equal to 3:00:1; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or such Restricted Subsidiary and the inclusion in the Company's or such Restricted Subsidiary's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's or such Restricted Subsidiary's Consolidated EBITDA in making the determinations described above and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

        Limitation on Restricted Payments.    (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

  (i)
  any Default or Event of Default shall have occurred and be continuing; or

  (ii)
  the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

  (iii)
  the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of

  (A)
  50% of the Company's Consolidated Net Income for the period (taken as one accounting period) commencing with the first full fiscal quarter of the Company which commenced after the Issue Date to and including the fiscal quarter of the Company ended immediately prior to the date of each calculation (or in the event Consolidated Net Income is a deficit minus 100% of such deficit), plus

  (B)
  100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date (other than Net Proceeds to the extent such Net Proceeds have been used to incur Indebtedness pursuant to clause (xi) of the definition of "Permitted Indebtedness"), of Qualified Capital Stock (other than Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Qualified Capital Stock of the Company which have been so converted or exercised or exchanged, as the case may be, plus

  (C)
  without duplication, the sum of:

  (1)
  the aggregate Net Proceeds and the fair market value of securities or other property received by the Company with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

  (2)
  the aggregate Net Proceeds and the fair market value of securities or other property received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

  (3)
  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

      provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; plus

    (D)
    $25 million, provided, that the amount of Restricted Payments permitted by this clause (D) shall not be reduced by any negative amounts that occur under clause (A) above.

          (b)   Notwithstanding the foregoing, if no other Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prohibit

  (A)
  payments with respect to the purchase or redemption of Capital Stock or Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or an Emerging Market Subsidiary) of, Qualified Capital Stock;

  (B)
  payments in respect of any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or options, stock appreciation or similar rights, in each case held by officers, directors or employees of the Company or any of its Subsidiaries (or former officers, directors or employees) (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment of any such Person pursuant to the terms of any employee benefit plan or any other agreement under which shares of Capital Stock or stock appreciation or similar rights were issued or acquired, and the purchase of shares of Capital Stock by the Company or any Restricted Subsidiary for the purpose of contributing such shares to any employee benefit plan (provided, that all such payments and purchases referred to in this clause (B) may not exceed $2 million in any calendar year, with any unused amounts in any calendar year being carried over to the next succeeding calendar year; provided that in no event shall such amount exceed $4 million in any single calendar year);

  (C)
  the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the foregoing provisions;

  (D)
  any purchase or defeasance of Subordinated Debt upon a Change of Control or an Asset Sale to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued, but only if the Company (i) in the case of a Change of Control, has complied with its obligations under the provisions described under the covenant entitled "—Change of Control" or (ii) in the case of an Asset Sale, has applied the Asset Sale Proceeds from such Asset Sale in accordance with the provisions under the covenant entitled "Limitation on Certain Asset Sales";

  (E)
  on or after July 31, 2008, payments of regular cash dividends on the Convertible Preferred Stock, payable quarterly in arrears, at the rate per annum set forth in the certificate of designations relating to the Convertible Preferred Stock, as in effect on the Issue Date; or

  (F)
  in the case of the senior notes, the repurchase, redemption or other acquisition or retirement for value of the senior subordinated notes with the Asset Sale Proceeds from the Permitted Denver Disposition within 180 days of the consummation of the Permitted Denver Disposition.

Each Restricted Payment made or paid in accordance with this paragraph shall be counted (without duplication) for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph. No payments made or paid pursuant to clause (C) of this paragraph shall be counted for purposes of computing amounts utilized for Restricted

Payments pursuant to clause (a)(iii) of the immediately preceding paragraph to the extent such amount was already counted for such purposes.

        Limitations on Transactions with Affiliates.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

  (i)
  such Affiliate Transaction is between or among the Company and its Restricted Subsidiaries; or

  (ii)
  such Affiliate Transaction is entered into in good faith and the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be.

        In any Affiliate Transaction involving an amount or having a value in excess of $5 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors determining that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction, from a financial point of view to the Company or such Restricted Subsidiary, as the case may be, from an independent accounting, appraisal or investment banking firm.

        Notwithstanding the foregoing, the provisions set forth above will not apply to:

  (i)
  Restricted Payments that are not prohibited by the covenant described under "—Limitation on Restricted Payments";

  (ii)
  transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, Consolidation and Sale of Assets";

  (iii)
  transactions in the ordinary course of business (including expense advances) between the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, on the one hand, and any employee thereof, on the other hand;

  (iv)
  employment contracts existing on the Issue Date and employment contracts approved by the Board of Directors of the Company the terms of which are consistent with past practice;

  (v)
  the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of directors of the Company that are disinterested with respect to such transaction;

  (vi)
  transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, where such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally;

  (vii)
  any Permitted Investments;

  (viii)
  reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors;

  (ix)
  transactions exclusively between or among the Company and any of its Subsidiaries, provided such transactions are not otherwise prohibited by the Indentures;

  (x)
  any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

  (xi)
  any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Company;

  (xii)
  the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries (or any amendment or adjustment thereto) pursuant to Plans and employment contracts and stock option, stock bonus, restricted stock and similar agreements approved by the Board of Directors of the Company;

  (xiii)
  loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5 million at any one time outstanding; and

  (xiv)
  the payment to the Permitted Holders and any of their Affiliates of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not to exceed $2.5 million and related reasonable expenses.

        Limitation on Certain Asset Sales.    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale or series of related Asset Sales unless

  (i)
  the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value thereof on the date the Company or Restricted Subsidiary (as applicable) entered into the agreement to consummate such Asset Sale (as determined in good faith by the Company's Board of Directors, and evidenced by a board resolution of such Board of Directors);

  (ii)
  not less than 75% of the consideration received by the Company or its Restricted Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents other than in the case where the Company is exchanging all or substantially all of the assets of one or more properties operated by the Company (including by way of the transfer of capital stock) for all or substantially all of the assets (including by way of the transfer of capital stock) constituting one or more properties operated by another Person, provided that at least 75% of the consideration received by the Company (50% with respect to Emerging Market Subsidiaries) in such exchange, other than the properties, is in the form of cash or Cash Equivalents; and

  (iii)
  the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied, at its option,

  (a)
  in the case of the senior notes, first, to the extent the Company elects or is required, to permanently reduce (1) Obligations under any Credit Agreement (and to correspondingly reduce commitments with respect thereto), (2) Indebtedness of the Company that ranks pari passu with the senior notes and is secured by a Lien on the assets subject to such Asset Sale, which Lien is permitted by the Senior Indenture, (3) any Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company) or (4) any other Indebtedness of the Company (other than Subordinated Debt); provided that if the Company shall so reduce Obligations under such Indebtedness set forth in this clause (4), it will equally and ratably reduce Obligations under the senior notes by making an offer (in accordance with the procedures set forth below for an Excess Proceeds Offer) to all holders of senior notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, the pro rata principal amount of senior notes, and, in each case, within 270 days following the receipt of the Asset Sales Proceeds from any Asset Sale;

    (b)
    in the case of the senior subordinated notes, first, to the extent the Company elects or is required, to prepay, repay, reduce credit commitments, or purchase or cash collateralize Indebtedness under any then existing Senior Debt of the Company or any Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case, within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale;

    (c)
    second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to make an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; and/or

    (d)
    third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer").

        If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the registered holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such notes.

        Notwithstanding the foregoing:

  (i)
  the Company and any Restricted Subsidiary of the Company may, in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of assets and license brand names in the ordinary course of business;

  (ii)
  the Company may convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the provisions described under "—Merger, Consolidation and Sale of Assets";

  (iii)
  the Company and its Restricted Subsidiaries may (a) sell damaged, worn out or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business or (b) abandon such property if it cannot, through reasonable efforts, be sold;

  (iv)
  the Company and its Restricted Subsidiaries may consummate the Permitted Denver Disposition; and

  (v)
  the provisions described in "—Limitation on Certain Asset Sales" shall apply only with respect to the amount by which the aggregate Asset Sale Proceeds from all conveyances, sales, leases, transfers and other dispositions of assets by the Company and its Restricted Subsidiaries not otherwise permitted exceeds $10 million in any fiscal year of the Company.

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired, that secures obligations under any Indebtedness ranking pari passu with or subordinated to the applicable notes on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Indebtedness subordinated to the applicable notes, the applicable notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

  (2)
  in all other cases, the notes are equally and ratably secured,

except that the foregoing shall not apply to:

      (i)
      in the case of the senior notes, (A) Liens securing the senior notes and (B) Liens securing Indebtedness under any Credit Agreement in an aggregate principal amount not to exceed the aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (ii) of the definition of "Permitted Indebtedness";

      (ii)
      in the case of the senior subordinated notes, Liens securing the senior subordinated notes, Liens securing Senior Debt and the related guarantees of such Senior Debt; and

      (iii)
      Permitted Liens.

        Limitation on Emerging Market Subsidiaries.    The Indentures provide that:

  (i)
  the Company or a Wholly-Owned Subsidiary must designate persons at all times constituting a majority of the directors (or members of the governing body) of, and at all times have the power to direct the management and policies of, each Emerging Market Subsidiary;

  (ii)
  the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly own any Capital Stock or other ownership interests in an Emerging Market Subsidiary unless the Company and its Subsidiaries or Emerging Market Subsidiaries own, in the aggregate, Capital Stock or other ownership interests such that the Emerging Market Subsidiary at all times satisfies the conditions necessary for a Person to be a Subsidiary of the Company under the definition of "Subsidiary" in the Indentures;

  (iii)
  the Company will not permit any Emerging Market Subsidiary to incur Indebtedness or issue Disqualified Capital Stock (other than Indebtedness or Disqualified Capital Stock issued to or held by a Subsidiary of such Emerging Market Subsidiary or to another Emerging Market Subsidiary or any Subsidiary of another Emerging Market Subsidiary) if, immediately after giving effect thereto (including the redemption, repurchase, repayment or retirement of Indebtedness or Disqualified Capital Stock with the proceeds thereof), the aggregate outstanding principal amount of Indebtedness and liquidation or redemption value (whichever is the greater) of Disqualified Capital Stock (other than Capital Stock issued to the Company or a Restricted Subsidiary and other than Indebtedness that constitutes Invested Capital) of all Emerging Market Subsidiaries on a combined consolidated basis would exceed the greater of

    (A) $50 million and (B) the product of (x) the greater of (A) the combined consolidated stockholders' equity (calculated in accordance with GAAP) of all Emerging Market Subsidiaries and (B) the aggregate amount, determined on a combined consolidated basis, of Invested Capital (whether by the Company or a Subsidiary of the Company or any other Person or Persons) in all Emerging Market Subsidiaries and (y) 2.5;

  (iv)
  the Company will not permit any Emerging Market Subsidiary to directly or indirectly (A) make any material Investment or (B) engage to any material extent in any line or lines of business activity, in each case, other than in a Related Business; and

  (v)
  each Emerging Market Subsidiary will be deemed to be a Restricted Subsidiary for purposes of the "Limitation on Certain Asset Sales" covenant and the definitions as applicable thereto but only to the extent such definitions are used therein and only to the extent not specifically excluded therefrom.

        Limitation on Layering.    (i) The Senior Subordinated Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (A) subordinate in right of payment to any Senior Debt of the Company or its Restricted Subsidiaries, as the case may be, and (B) senior in right of payment to the senior subordinated notes. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the senior subordinated notes, if it is not explicitly subordinate in right of payment to Senior Debt at least to the same extent as the senior subordinated notes are subordinate to Senior Debt.

        (ii)   The Senior Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the senior notes, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

        For purposes of the foregoing and, in the case of the Senior Subordinated Indenture, the definition of "Senior Debt," the phrase "subordinate in right of payment" means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinate in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

        Limitation on Restricted Subsidiary Dividends; Restriction on Sale and Issuance of Subsidiary Stock.    The Indentures provide that the Company may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, create or assume any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay any obligation to the Company or any of its Restricted Subsidiaries that is the parent of such Restricted Subsidiary or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries that is the parent of such Restricted Subsidiary (collectively, "Payment Restrictions"), except Payment Restrictions existing under

  (i)
  the Indentures and the notes or Refinancing Indebtedness incurred to refinance the notes; provided, that such encumbrances and restrictions are no more restrictive than those contained in the related Indenture, as in effect on the Issue Date,

  (ii)
  Indebtedness incurred under clause (ii) of the definition of "Permitted Indebtedness," or Indebtedness (other than Permitted Indebtedness) incurred under the covenant described under "—Limitation on Incurrence of Additional Indebtedness," provided, that such encumbrances and restrictions are no more restrictive than those set forth in the Original Credit Agreement as in effect on the Issue Date,

  (iii)
  Indebtedness incurred under clause (xi) of the definition of "Permitted Indebtedness" or by Foreign Restricted Subsidiaries in accordance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness," provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Company, materially impair the Company's ability to make payments on the notes,

  (iv)
  Indebtedness existing on the Issue Date or Refinancing Indebtedness incurred to refinance such existing Indebtedness; provided, that such encumbrances and restrictions are no more restrictive than those contained in the agreements governing Indebtedness existing on the Issue Date as in effect on the Issue Date,

  (v)
  leasing agreements as in effect on the Issue Date and

  (vi)
  any agreement of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired.

        Notwithstanding the foregoing,

  (a)
  customary provisions restricting subletting or assignment of any lease or license entered into the ordinary course of business, consistent with past practice and

  (b)
  Liens permitted under the covenant described under "—Limitation on Liens" on assets securing Indebtedness incurred in accordance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness"

shall not in and of themselves be considered a Payment Restriction.

        The Indentures further provide that the Company will not sell, and will not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary of the Company to any Person other than the Company or a Restricted Subsidiary of the Company; provided, that the Company and its Restricted Subsidiaries may sell all (but not less than all) of the outstanding shares of Capital Stock of any Restricted Subsidiary of the Company held by them in a single transaction or a series of substantially contemporaneous transactions if the provisions of the covenant described under "—Limitation on Certain Asset Sales" are complied with. Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company shall not violate the provisions above if (i) such shares are issued or sold in connection with (x) the formation or capitalization of a Restricted Subsidiary which, at the time of such issuance or sale and after giving effect thereto, is a Joint Venture Subsidiary or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person or (ii) such shares constitute directors' qualifying shares not exceeding one percent of the outstanding Capital Stock of such Restricted Subsidiary.

        Limitation on Preferred Stock of Restricted Subsidiaries.    The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such

Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

        Merger, Consolidation and Sale of Assets.    The Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless

  (i)
  either (1) the Company is the survivor of such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition or (2) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes by supplemental indentures all the obligations of the Company under the notes and the Indentures;

  (ii)
  immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

  (iii)
  immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default has occurred and is continuing; and

  (iv)
  the Company has delivered to the Trustee an officers' certificate and opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the Indenture, that the surviving Person agrees by supplemental indenture to be bound thereby, and that all conditions precedent in the related Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii) above but subject to clauses (i) and (iv) thereof (a) the Company may consolidate with, merge into or transfer all or part of its properties and assets to any Restricted Subsidiary so long as all assets of the Company immediately prior to such transaction are owned by such Restricted Subsidiary immediately after the consummation thereof, and (b) the Company may merge with an Affiliate that is a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of (A) reincorporating the Company in the same or another jurisdiction of the United States, any state thereof or the District of Columbia or (B) the creation of a holding company of the Company.

Events of Default

        The following events are defined in each Indenture as "Events of Default":

  (i)
  the failure to pay interest on the applicable notes when the same becomes due and payable and the Default continues for a period of 30 days (and, in the case of the senior subordinated notes, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture);

  (ii)
  the failure to pay the principal, or premium, if any, on the applicable notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (and, in the case of the senior subordinated notes, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture);

  (iii)
  a default in the observance or performance of any other covenant or agreement contained in the applicable notes or the applicable Indenture which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or holders of at least 25% in aggregate principal amount of the affected series of notes;

  (iv)
  default in the payment at final maturity of principal in an aggregate amount of $15 million or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $15 million or more which acceleration shall not be rescinded or annulled within 30 days after written notice as provided in the applicable Indenture;

  (v)
  any final judgment or judgments which can no longer be appealed for the payment of money in excess of $15 million shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

  (vi)
  certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries.

        Upon the happening of any Event of Default specified in the applicable Indenture, the Trustee may, and the Trustee upon the request of holders of at least 25% in aggregate principal amount of the affected series of notes shall, or the holders of at least 25% in aggregate principal amount of the affected series of notes may, declare the principal of and accrued but unpaid interest, if any, on all the notes of such series to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) in the case of the Senior Subordinated Indenture, if there are any amounts outstanding under any of the instruments constituting Designated Senior Debt, will become due and payable upon the first to occur of an acceleration under any of the instruments constituting Designated Senior Debt or five business days after receipt by the

Company and the Representative of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default with respect to bankruptcy proceedings with respect to the Company occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

        Each Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of such affected series of notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on such series of notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in such series of notes) on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default (with respect to the Company) of the type described in clause (vi) of the description above of Events of Default, the Trustee has received an officers' certificate and an opinion of counsel that such Default or Event of Default has been cured or waived. The holders of a majority in principal amount of such series of notes may waive any existing Default or Event of Default under the related Indenture, and its consequences, except a default in the payment of the principal of or interest on such series of notes.

        The Company will deliver to the Trustee, on or before 120 days after the end of the Company's fiscal year, a certificate indicating whether the signing officers know of any Default or Event of Default that occurred during the previous year, and whether the Company has complied with its obligations under the Indentures. In addition, the Company will be required to notify the Trustee of the occurrence and continuation of any Default or Event of Default within five business days after the Company becomes aware of the same.

        Subject to the provisions of each Indenture relating to the duties of the Trustee in case an Event of Default thereunder should occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provision for security or indemnification and certain limitations contained in the applicable Indenture, the holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge of Indenture

        Each Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable notes, as expressly provided for in the applicable Indenture) as to all outstanding applicable notes when:

  (i)
  either:

  (a)
  all the applicable notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all applicable notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the applicable notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (ii)
  the Company has paid all other sums payable under the applicable Indenture by the Company; and

  (iii)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of the applicable Indenture have been complied with.

Defeasance

        The Indentures provide that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the notes under certain covenants contained in the Indentures and described above under "—Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the applicable notes on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indentures. Such a trust may only be established if, among other things, the Company had delivered to the Trustee an opinion of counsel (as specified in the Indentures) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which, in the case of a defeasance only, must be based upon a private ruling concerning the notes, a published ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above with respect to a defeasance need not be delivered if all applicable notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Reports to Holders

        Each Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will furnish the holders of notes:

  (i)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" if required by the Commission at such time and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (ii)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the Commission's rules and regulations.

        In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Modification of the Indenture

        From time to time, the Company and the Trustee may, without the consent of the holders of the applicable notes, amend the applicable Indenture or the notes or supplement the applicable Indenture for certain specified purposes, including curing any ambiguity, defect or inconsistency or making any change that does not materially and adversely affect the rights of any of the holders of the applicable notes.

        Each Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in principal amount of the senior notes or senior subordinated notes, as applicable, to modify or supplement such Indenture and the notes. Without the consent of each holder of the notes affected thereby, no such modification shall: (i) reduce the amount of notes whose holders must consent to an amendment, supplement or waiver to the Indentures or the notes; (ii) reduce the rate of or change the time for payment of, interest on any notes; (iii) reduce the principal of or premium on or change the stated maturity of any notes; (iv) make any notes payable in money other than that stated in the notes or change the place of payment from New York, New York; (v) change the amount or time of any payment required by the notes or reduce the premium payable upon any redemption of notes or change the time before which no redemption may be made (other than provisions relating to the covenants described above under the captions "—Change of Control" and "Certain Covenants—Limitation on Certain Asset Sales"); (vi) after the time the Company is obligated to purchase notes thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto; (vii) waive a default in the payment of principal or interest on, or redemption payment with respect to any notes; or (viii) take any other action otherwise prohibited by the Indentures to be taken without the consent of each holder affected thereby.

        The consent of holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Judgment Currency

        Any payment on account of any amount that is payable in euros with respect to the senior notes and U.S. dollars with respect to the senior subordinated notes (in each case, the "Required Currency") which is made to or for the account of any holder of the notes or the Trustee in lawful currency of any other jurisdiction (the "Judgment Currency"), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or any Restricted Subsidiary, shall constitute a discharge of the Company's or such Restricted Subsidiary's obligation under either Indenture and the applicable notes, as the case may be, only to the extent of the amount of the Required Currency which such holder of the notes or the Trustee, as the case may be, could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder of the applicable notes or the

Trustee, as the case may be, the Company shall indemnify and hold harmless the holder of the applicable notes or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in the Indentures or the notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of the notes or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Notices

        All notices to the holders will be valid if published in a leading English language daily newspaper published in London and a leading English language daily newspaper published in New York City or such other English language daily newspaper with general circulation in Europe or the U.S., as the case may be, and if, and for so long as, the senior notes are listed on the Luxembourg Stock Exchange, in one daily newspaper published in Luxembourg. Any notice will be deemed to have been given on the date of publication or, if so published more than once on different dates, on the date of first publication. It is expected that publication will normally be made in the Financial Times, the Wall Street Journal and if, and for so long as, the senior notes are listed on the Luxembourg Stock Exchange and its rules so require, the Luxemburger Wort. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the related Indentures for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

        "Affiliate" means, any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the ownership of at least 10% of the voting power of the Common Stock of a Person, either directly or indirectly, shall be deemed control.

        "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries (other than any Emerging Market Subsidiary)) in any single transaction or series of related transactions involving assets with a fair market value in excess of $1 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company other than in a transaction where the Company or such Restricted Subsidiary receives therefor one or more properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Company or the Restricted Subsidiary (with such fair market values being determined by the Board of Directors of the Company), (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (x) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if, after giving effect to such sale, lease, conveyance, transfer or other disposition, such other Person becomes a Restricted Subsidiary (other than any Emerging Market Subsidiary), (y) the sale of all or substantially all of the assets of the Company or a Restricted Subsidiary in a transaction complying with the "Merger, Consolidation and Sale of Assets" covenant, in which case only the assets not so sold shall be deemed an Asset Sale or (z) any sale, issuance or other disposition of Capital Stock or assets of any Joint Venture Subsidiary in compliance with the covenant described under "—Certain Covenants—Limitation on Restricted Subsidiary Dividends; Restriction on Sale and Issuance of Subsidiary Stock."

        "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes, estimated in good faith by the Company, measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, accounting, legal and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

        "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clause (iii)(a), (b) or (c) and which have not yet been the subject of an Excess Proceeds Offer in accordance with clause (iii)(d) of the first paragraph of "—Certain Covenants—Limitation on Certain Asset Sales."

        "Board of Directors" or "Board of Directors of the Company" means the Board of Directors of the Company or any duly authorized committee thereof (a "Board Committee"); provided that the term "Board of Directors" as used in the definition of "Change of Control" shall not include any Board Committee.

        "Borrowing Base Amount" means, as of any date, an amount equal to the greater of (x) the sum of:

  (1)
  85% of the aggregate book value of all accounts receivable (defined as trade receivables, notes and other receivables as reflected on the balance sheet of the Company) of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

  (2)
  60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, less

  (3)
  the aggregate amount of Liens permitted by clause (y) of the definition of "Permitted Liens",

        and (y) the Borrowing Base Amount calculated in accordance with clause (x) above as of January 31, 2004, and in each case, calculated on a consolidated basis and in accordance with GAAP.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and warrants or options to purchase any of the foregoing and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

        "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means

  (i)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member nation of the European Union or issued by any agency thereof and backed by the full faith and credit of the United States or any member nation of the European Union, in each case maturing within one year from the date of acquisition thereof;

  (ii)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

  (iii)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

  (iv)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

  (v)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

  (vi)
  investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

        "Change of Control" means, with respect to the Company, the occurrence of any of the following:

  (i)
  any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company's Common Stock unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction,

  (ii)
  there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger or

  (iii)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, for any Person and its Restricted Subsidiaries, for any period, an amount equal to the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person and its Restricted Subsidiaries in determining Consolidated Net Income,

  (i)
  the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus

  (ii)
  Consolidated Interest Expense (including, for this purpose, dividends on the Convertible Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus

  (iii)
  Consolidated Non-Cash Charges, plus

  (iv)
  without duplication, for any four quarter period that includes one or more fiscal quarters of fiscal year 2004 or fiscal year 2005, cash restructuring charges to the extent actually incurred during each such applicable quarter, provided that with respect to fiscal year 2005, such cash restructuring charges shall not exceed $8.3 million in an aggregate amount, and minus

  (v)
  without duplication, the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period to the extent such payments relate to Consolidated Non-Cash Charges that were added back in determining Consolidated EBITDA for such period or any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" on any date of determination (the "Transaction Date") means, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (ii) the aggregate amount of Consolidated Fixed Charges of such Person during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Indebtedness (other than Indebtedness incurred under any revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) or the issuance of any Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom (other than a repayment of Indebtedness outstanding under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) to the extent used to retire Indebtedness or Preferred Stock) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement (which shall remain in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; (d) the repayment of any Indebtedness (other than under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business), Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date with the proceeds of any sale or other disposition of assets or properties referred to in clause (f) below will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (e) the acquisition during the Reference Period or subsequent thereto and on or prior to the Transaction Date of any other Person which, as a result of such acquisition, becomes a Subsidiary, will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; and (f) any sale or other disposition of assets or properties constituting an existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) outside the ordinary course of business occurring during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period.

        "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period (excluding amortization or write-off of deferred financing fees and expenses) and (ii) without duplication, Redeemable Dividends of such Person and its Restricted Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Disqualified Capital Stock and Preferred Stock accrued during such period in accordance with GAAP (but in the case of such Preferred Stock, only to the extent that the aggregate amount of dividends paid or accrued from and after the Issue Date exceeds the aggregate net cash proceeds to such Person from the issuance and sale of such Preferred Stock), in each case excluding items eliminated in consolidation of such Person and its Restricted Subsidiaries; provided, that dividends accrued or paid on the Convertible Preferred Stock shall not be included in the calculation of Consolidated Fixed Charges.

        "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Restricted Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company), minus interest income for such period.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

  (a)
  the net income of any Person including of any Emerging Market Subsidiary or Unrestricted Subsidiary (each, an "Other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to any of its Restricted Subsidiaries,

  (b)
  the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the notes) shall be excluded to the extent of such restriction or limitation,

  (c)
  any net gain or net loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,

  (d)
  extraordinary, unusual or non-recurring gains and losses shall be excluded,

  (e)
  gains and losses associated with discontinued and terminated operations shall be excluded,

  (f)
  any Consolidated Non-Cash Charges constituting impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 shall be excluded and

  (g)
  Consolidated Non-Cash Charges constituting compensation expense determined in accordance with GAAP shall be excluded.

        "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash items (which do not reflect an accrual of a cash expense which may be incurred in the future) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries less any such non-cash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Tangible Assets" means, at any date, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP (calculated after giving pro forma effect to any acquisition of assets on such date), lessall goodwill, trade names, trademarks, patents, unamortized debt discount, organization expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

        "Convertible Preferred Stock" means the 2003 Convertible Preferred Stock, par value $0.01 per share, of the Company.

        "Credit Agreement" means (i) one or more credit agreements, loan agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans or facilities to the Company, any Subsidiary, domestic or foreign, or any or all of such Persons, including the Credit Agreement, dated as of July 31, 2003, among the Company and Samsonite Europe N.V., as borrowers, General Electric Capital Corporation and KBC Bank NV, and certain other lenders party thereto from time to time, as the same may be amended, modified, restated or supplemented from time to time and (ii) any one or more agreements governing advances, loans or facilities provided to refund, refinance, replace or renew (including subsequent or successive refunding, refinancing, replacements and renewals) Indebtedness under the agreement or agreements referred to in the foregoing clause (i), as the same may be amended, modified, restated or supplemented from time to time.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement designed to address fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means (i) Indebtedness under the Original Credit Agreement (and any guarantees thereof), and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25 million (or accreted value of at least such amount in the case of Indebtedness issued at a discount) and is specifically designated as "Designated Senior Debt" by the Company and, so long as the Original Credit Agreement is in effect, by the representative under the Original Credit Agreement, and certified as such in an officers' certificate delivered to the Trustee.

        "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the notes. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indentures described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that the Convertible Preferred Stock shall not be considered Disqualified Capital Stock.

        "Emerging Market Subsidiary" means

  (i)
  any Initial Emerging Market Subsidiary,

  (ii)
  any majority-owned Subsidiary of the Company the principal operations of which are not located in the United States, Canada or Western Europe that, at the time of determination, shall be an Emerging Market Subsidiary (as designated by the Board of Directors of the Company, as provided below) and

  (iii)
  any majority-owned Subsidiary of an Emerging Market Subsidiary.

        The Board of Directors of the Company may designate (1) any Unrestricted Subsidiary of the Company to be an Emerging Market Subsidiary, and (2) any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Emerging Market Subsidiary if it meets the geographic test set forth above and (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) with respect to previously existing Restricted Subsidiaries, immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" and (c) such Restricted Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Restricted Subsidiary to be so designated. At the time that a previously existing Restricted Subsidiary of the Company is designated an Emerging Market Subsidiary, the Company shall be deemed to make an "Investment" in such Emerging Market Subsidiary in an amount equal to its Pro Rata Interest in the fair market value of the net assets of such Restricted Subsidiary. A Restricted Subsidiary of the Company shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging Market Subsidiary at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted Subsidiary is acquired by the Company. The Board of Directors of the Company may designate any Emerging Market Subsidiary to be a Restricted Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) either (x) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" or (y) the Consolidated Fixed Charge Coverage Ratio of the Company immediately after giving effect to such designation, on a pro forma basis, exceeds the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior (and without giving effect) to such designation. Each such designation shall be evidenced by the filing with the Trustee of a certified copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Equity Offering" means a sale by the Company of shares of its Qualified Capital Stock.

        "Foreign Credit Agreement" means one or more Credit Agreements among one or more Foreign Restricted Subsidiaries and the lenders party thereto.

        "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company that is incorporated or otherwise organized in a jurisdiction other than the United States, any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

        "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; provided, further, that the amortization of original issue discount on Indebtedness issued with original issue discount or the accumulation of distributions on Disqualified Capital Stock shall not be deemed an incurrence of Indebtedness.

        "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities or accrued expenses arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included,

  (i)
  any Capitalized Lease Obligations,

  (ii)
  obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), other than a Permitted Lien securing an obligation that is not Indebtedness,

  (iii)
  guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor),

  (iv)
  all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

  (v)
  Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof and

  (vi)
  obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement or Currency Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

        "Initial Emerging Market Subsidiary" means each of (i) Arife S.A., (ii) Samsonite Luggage (Ningbo) Co. Ltd., (iii) Samsonite Argentina S.A., (iv) Samsonite Brasil Ltda., (v) Samsonite India Private Limited, (vi) Samsonite Korea Limited, (vii) Samsonite Mercosur Limited, (viii) Samsonite Mauritius Limited, and (ix) Lonberg Express S.A.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

        "Invested Capital" in an Emerging Market Subsidiary means the sum (without duplication) of the aggregate net cash proceeds and non-cash consideration (other than services) received by such Emerging Market Subsidiary from (a) the issuance of any Qualified Capital Stock of such Emerging Market Subsidiary; (b) the issuance of Disqualified Capital Stock or Indebtedness securities of such Emerging Market Subsidiary to (and only so long as such securities are beneficially owned by) the Company, a Restricted Subsidiary of the Company or any other Person that beneficially owns 20% or more of the Qualified Capital Stock of such Emerging Market Subsidiary (a "Significant Partner"); provided, that proceeds from the issuance of Disqualified Capital Stock and Indebtedness securities that are beneficially owned by a Significant Partner shall constitute Invested Capital only to the extent that the ratio of (w) the Invested Capital under the preceding clause (a) attributable to Capital Stock beneficially owned by such Significant Partner to (x) the proceeds from the issuance of Disqualified Capital Stock and Indebtedness of such Emerging Market Subsidiary beneficially owned by such Significant Partner is not greater than the ratio of (y) the Invested Capital under the preceding clause (a) attributable to Capital Stock beneficially owned by the Company and its Restricted Subsidiaries, taken as a whole, to (z) the proceeds from the issuance of Disqualified Capital Stock and Indebtedness of such Emerging Market Subsidiary beneficially owned by the Company and its Restricted Subsidiaries, taken as a whole; and (c) the issuance of Disqualified Capital Stock or Indebtedness securities of such Emerging Market Subsidiary convertible into Qualified Capital Stock of such Emerging Market Subsidiary, in each case upon such conversion thereof into Qualified Capital Stock of such Emerging Market Subsidiary and that is not considered Invested Capital pursuant to clause (b) above. For purposes of this definition, the amount attributable to non-cash consideration shall be the fair value thereof determined in good faith by the Board of Directors of such Emerging Market Subsidiary.

        "Investment" by any Person in any other Person means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stocks, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, such other Person or the making of any investment by such Person in any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the notes or the Convertible Preferred Stock by the Company or any other security or evidence of Indebtedness issued by the Company. Notwithstanding the foregoing, the following shall not be considered Investments by a Person in any other Person:

  (i)
  trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP,

  (ii)
  Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in good faith bona fide settlement of delinquent ordinary course of business trade receivables of customers,

  (iii)
  endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables,

  (iv)
  an Interest Rate Agreement or Currency Agreement with an unaffiliated Person provided that such agreements comply with the requirements of clause (iv) of the definition of Permitted Indebtedness,

  (v)
  Investments received as consideration for, or customary indemnities given in connection with, an Asset Sale in compliance with the covenant described under the caption "—Certain Covenants—Limitation on Certain Asset Sales," and

  (vi)
  Investments for which the sole consideration provided is Qualified Capital Stock.

The Company shall be deemed to make an "Investment" in an amount equal to its Pro Rata Interest in the fair market value of the net assets of any previously existing Restricted Subsidiary, at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be; and any property transferred, directly or indirectly (whether by merger or otherwise) to an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be, from the Company or a Restricted Subsidiary after the time of such designation shall be deemed an Investment valued at its fair market value at the time of such transfer. A Restricted Subsidiary of the Company shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging Market Subsidiary or an Unrestricted Subsidiary, as the case may be, at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted Subsidiary is acquired by the Company.

        "Issue Date" means June 9, 2004.

        "Joint Venture Subsidiary" means a Restricted Subsidiary of the Company in which one or more Persons who have provided or are providing operating assets or services to such Restricted Subsidiary beneficially own not less than 50% of the Capital Stock of such Restricted Subsidiary not owned by the Company or a Restricted Subsidiary of the Company.

        "Lien" means any consensual lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Qualified Capital Stock of the Company, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

        "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

        "Obligations" means all obligations for principal, premium, interest (including post-petition interest and, in the case of the notes, any additional interest or liquidated damages from time to time payable pursuant to the Registration Rights Agreement), penalties, fees, costs, indemnifications, reimbursements, repurchase, redemption, retirement or defeasance obligations, damages and other liabilities and obligations payable under the documentation governing, or otherwise relating to, any Indebtedness.

        "Original Credit Agreement" means the referenced Credit Agreement described in clause (i) of the definition of Credit Agreement dated on or as in effect on or about the Issue Date, as the same may be amended, modified, restated or supplemented from time to time, and any one replacement agreement or facility existing at any time provided to refund, refinance, replace or renew (including subsequent or successive refundings, refinancings, replacements and renewals) the Original Credit Agreement; such replacement agreement or facility to be designated by the Company and certified in an officers' certificate delivered to the Trustee.

        "Pari Passu Debt" means, (a) with respect to the Senior Indenture, any Indebtedness (secured or unsecured) of the Company that ranks pari passu in right of payment with the senior notes or (b) with respect to the Senior Subordinated Indenture, any Indebtedness (secured or unsecured) of the Company that ranks pari passu in right of payment with the senior subordinated notes.

        "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

        "Permitted Denver Disposition" means the sale, disposition, lease or transfer by the Company of the real estate it owns in Denver, Colorado on the Issue Date.

        "Permitted Holders" means each of Ares Management LLC, Bain Capital (Europe) LLC, Ontario Teachers' Pension Plan Board and any Affiliate of any of the foregoing.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (i)
  Indebtedness under the notes issued on the Issue Date under the Indentures;

  (ii)
  Indebtedness incurred pursuant to any Credit Agreement (and the guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed the Borrowing Base Amount;

  (iii)
  all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

  (iv)
  (a) Obligations under Interest Rate Agreements of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Rate Agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness otherwise permitted to be incurred hereunder and not for speculative purposes to the extent the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates and (b) Indebtedness under Currency Agreements incurred by the Company in the ordinary course of business to the extent that such obligations have been entered into to protect against fluctuations in currency exchange rates and not for speculative purposes; provided, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (v)
  Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case with no Lien securing such Indebtedness held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (v);

  (vi)
  Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case with no Lien securing such Indebtedness; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is subordinated, pursuant to a written agreement, to the Company's Obligations under the Indentures and the notes at least to the same extent that the senior subordinated notes are subordinated to Senior Debt, and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vi);

  (vii)
  Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed the greater of (x) $25 million and (y) 5% of Consolidated Tangible Assets;

  (viii)
  Acquired Indebtedness of any Restricted Subsidiaries, provided that such Indebtedness was not incurred by a Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company and provided further that after giving effect to such incurrence or assumption of such Acquired Indebtedness the Consolidated Fixed Charge Ratio of the Company and its Restricted Subsidiaries, taken as whole, and the Restricted Subsidiary making such acquisition independently, are at least equal to 2:00:1 as calculated in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Additional Indebtedness";

  (ix)
  Refinancing Indebtedness;

  (x)
  Indebtedness solely in respect of performance bonds, surety agreements, documentary letters of credit used for payment of goods consistent with past practice, or other guarantees of performance (in each case other than an obligation for the payment of borrowed money) incurred in the ordinary course of business;

  (xi)
  additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the sum of

  (A)
  $50 million and

  (B)
  100% of the Net Proceeds actually received by the Company following the Issue Date from the issue or sale of Qualified Capital Stock of the Company (other than to the Company or any of its Subsidiaries) determined in accordance with clause (a)(iii)(B) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" to the extent that

  (x)
  such Net Proceeds have not been applied pursuant to clause (a)(iii)(B) to make Restricted Payments or to make other investments, payments or exchanges permitted pursuant to the clause (b) of the covenant described under "Certain Covenants—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (i) and (iii) of the definition thereof) and

  (y)
  (1) such Indebtedness is incurred within 180 days after the receipt of such Net Proceeds and (2) is designated as Indebtedness incurred pursuant to this clause (xi) pursuant to an officers' certificate on the date of the incurrence thereof, provided, however, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries pursuant to this clause (xi) may not exceed $50 million outstanding at any one time;

  (xii)
  Indebtedness incurred pursuant to any Foreign Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $35 million.

        "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

  (i)
  Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary thereof;

  (ii)
  Cash Equivalents;

  (iii)
  Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Company or a Restricted Subsidiary;

  (iv)
  Investments in Emerging Market Subsidiaries in the aggregate amount after the Issue Date not to exceed $50 million;

  (v)
  reasonable and customary loans made to employees not to exceed $500,000 to any employee, and not to exceed $5 million in the aggregate at any one time outstanding;

  (vi)
  an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "—Certain Covenants—Limitation on Certain Asset Sales";

  (vii)
  accounts receivable of the Company and its Restricted Subsidiaries generated in the ordinary course of business;

  (viii)
  Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

  (ix)
  additional Investments of the Company and its Restricted Subsidiaries from time to time of an amount not to exceed $20 million.

        Notwithstanding the foregoing, amounts available for Investments under clauses (iv) and (ix) shall be increased by the aggregate amount of Returned Investments received by the Company on or before the date of such Investment.

        "Permitted Liens" means the following types of Liens:

  (a)
  Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (b)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (c)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, custom bonds, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (d)
  Liens arising by reason of any judgment, decree or order of any court, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (e)
  survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (f)
  any interest or title of a lessor under any operating lease or any Capitalized Lease Obligation permitted pursuant to clause (vii) of the definition of "Permitted Indebtedness" or Liens securing any such Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

  (g)
  Liens securing Purchase Money Indebtedness permitted pursuant to clause (vii) of the definition of "Permitted Indebtedness;" provided, however, that (a) such Indebtedness shall not exceed the cost of the property or assets acquired, together with, in the case where such property or assets include real property or fixtures, the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of such Indebtedness, within 180 days of such refinancing;

  (h)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (i)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (j)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (k)
  Liens securing Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that is otherwise permitted pursuant clause (iv) of the definition of "Permitted Indebtedness";

  (l)
  Liens securing Currency Agreements that are permitted pursuant clause (iv) of the definition of "Permitted Indebtedness";

  (m)
  Liens securing Acquired Indebtedness incurred in accordance with clause (viii) of the definition of "Permitted Indebtedness"; provided that:

  (i)
  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

  (ii)
  such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lien holders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

  (n)
  Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (iii) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

  (o)
  Liens securing letters of credit permitted under clause (x) of the definition of the term "Permitted Indebtedness," provided, however, that such Lien is only secured by cash or Cash Equivalents;

  (p)
  Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (xii) of the definition of the term "Permitted Indebtedness"; provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien;

  (q)
  Liens in favor of the Company or a Restricted Subsidiary of the Company securing Indebtedness permitted to be incurred pursuant to clause (v) of the definition of "Permitted Indebtedness";

  (r)
  leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

  (s)
  banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business; provided that such bank accounts are not cash collateral accounts;

  (t)
  Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

  (u)
  Liens securing obligations with respect to operating leases and guarantees thereof; provided that such Liens do not extend to or cover any property of the Company or any of its Restricted Subsidiaries other than the property subject to such leases, any property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such lease;

  (v)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (w)
  rights of a licensor of intellectual property;

  (x)
  Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (y)
  Liens in favor of the Pension Benefit Guaranty Corporation (or any related entity) with respect to collateral also securing Obligations under any Credit Agreement;

  (z)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that (i) are not incurred in connection with the borrowing of money (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property subject thereto; and

  (aa)
  Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with clause (ix) of the definition of "Permitted Indebtedness"; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lien holders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Refinancing Indebtedness.

        "Person" means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Plan" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Restricted Subsidiary of the Company, or any successor plan thereof, and "Plans" shall have a correlative meaning.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

        "Pro Rata Interest" of any Person in any other Person means a fraction, the numerator of which is the amount of the equity or other ownership interest in such other Person that is beneficially owned by such Person and its Restricted Subsidiaries, and the denominator of which is the aggregate amount of all equity or other ownership interests in such other Person that is outstanding (for this purpose, equity or other ownership interests subject to presently exercisable options, warrants or other rights to acquire such interests shall be deemed to be outstanding and shall be included in both the numerator and denominator). The Pro Rata Interest of any Person in any item of income or expense or in the fair market value of the assets or liabilities of any other Person means the amount obtained by multiplying (i) the amount of such income or expense or the fair market value of the relevant asset or liability, as the case may be, of such other Person by (ii) the Pro Rata Interest of such Person in such other Person.

        "Purchase Money Indebtedness" of any Person means any Indebtedness incurred or assumed by a Person to finance the cost (including the cost of construction) of an item of real or personal property or on the improvement of such property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith and provided that such Indebtedness is incurred or assumed within 90 days of the acquisition of, or improvement to, such property.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock or Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock or Preferred Stock, as the case may be.

        "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the Indentures; provided, that if the Transaction Date in question is more than 90 days after the end of such Person's most recently completed fiscal year or more than 45 days after the end of such Person's most recently completed fiscal quarter (other than the fourth fiscal quarter), then "Reference Period" shall mean the four full fiscal quarters ended on the last day of such fiscal year or fiscal quarter, as the case may be, unless financial information for a later period of four full fiscal quarters is available.

        "Refinancing Indebtedness" means an extension, renewal, replacement, refinancing or refunding of any Indebtedness which is Permitted Indebtedness (other than pursuant to clauses (ii), (iv), (v), (vi), (vii), (x), (xi) and (xii) of the definition thereof) or is otherwise incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (such Indebtedness is collectively referred to as "Refinancing Indebtedness"); provided that

(1)
the maximum principal amount of the relevant Refinancing Indebtedness (or, if such Refinancing Indebtedness (if not a revolving credit or similar arrangement) does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Refinancing Indebtedness) may not exceed (x) the maximum principal amount of the relevant Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded, plus unpaid interest, prepayment penalties, redemption premiums, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses incurred in connection therewith (collectively, "Refinancing Costs"), or (y) if such Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness plus Refinancing Costs,

(2)
if Pari Passu Debt or Disqualified Capital Stock, such Refinancing Indebtedness has a Weighted Average Life to Maturity and a final maturity that is equal to or greater than the Pari Passu Debt or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded at the time of such extension, renewal, replacement, refinancing or refunding,

(3)
with respect to Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiaries, the relevant Refinancing Indebtedness shall rank in right of payment with respect to the notes to an extent no less favorable in respect thereof to the holders of the notes than the Indebtedness or Disqualified Capital Stock being refinanced, extended, renewed, replaced or refunded (provided, however, that if the senior notes are not issued on the Issue Date, any amounts outstanding under the Company's 10 3/4% senior subordinated notes due 2008 may be refinanced with Permitted Indebtedness that ranks senior in right of payment to the senior subordinated notes) and

(4)
Refinancing Indebtedness incurred by a Restricted Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary or any other Restricted Subsidiary of the Company.

        "Registration Rights Agreement" means each registration rights agreement, dated as of June 9, 2004, relating to each of the senior notes and the senior subordinated notes by and among the Company and the initial purchasers named therein and any similar registration rights agreement entered into from time to time in connection with any Additional Notes.

        "Related Business" means (i) any line or lines of business or business activity conducted by the Company, its Subsidiaries and Emerging Market Subsidiaries on the Issue Date, including, without limitation, the licensing of brand names, (ii) any line or lines of business or business activity reasonably related thereto, and (iii) the manufacture, distribution, marketing, leasing and/or sale of consumer travel and luggage products.

        "Representative" means the representative appointed by the holders of Designated Senior Debt.

        "Restricted Payment" means

  (i)
  the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of the Company's Capital Stock,

  (ii)
  the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock,

  (iii)
  the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Debt of the Company or its Subsidiaries,

  (iv)
  the making of any Investment (other than a Permitted Investment) (provided that the amount of any Investment for purposes of this clause (iv) shall be calculated by subtracting the amount of any applicable Returned Investments, if any, on any such Investment),

  (v)
  any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors or

  (vi)
  forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary;

provided, however, that the term "Restricted Payment" does not include (a) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of Indebtedness of the Company payable solely in shares of Qualified Capital Stock or Subordinated Debt or (b) the repayment or retirement of Subordinated Debt with the proceeds of Refinancing Indebtedness incurred in accordance with clause (ix) of the definition of Permitted Indebtedness. For purposes of determining the amount available to make Restricted Payments pursuant to clause (a)(iii) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments", the amount of any Restricted Payments made pursuant to clauses (iv) or (v) above shall be calculated after giving effect to any Returned Investments.

        "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company (other than the Initial Emerging Market Subsidiaries) existing as of the Issue Date, subject, however, to clause (v) of the covenant entitled "Limitation on Emerging Market Subsidiaries" providing for Emerging Market Subsidiaries to constitute Restricted Subsidiaries but only to the extent provided therein. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that the Company may not designate any Emerging Market Subsidiary to become a Restricted Subsidiary unless such designation complies with the requirements set forth in the definition of "Emerging Market Subsidiary" relating thereto.

        "Returned Investments" means with respect to all Investments made in Emerging Market Subsidiaries or Unrestricted Subsidiaries pursuant to clause (iv) or (ix), respectively, of the definition of "Permitted Investments" or pursuant to clauses (iv) or (v) of the definition of "Restricted Payment," the aggregate amount of (i) all payments made in respect of such Investments, other than interest, dividends or other distributions not in the nature of a return or repurchase of capital or a repayment of principal, that have been paid or returned, without restriction, in cash to the Company and its Restricted Subsidiaries and (ii) the Pro Rata Interest of the Company and its Restricted Subsidiaries in the fair market value of the net assets of all Emerging Market Subsidiaries or Unrestricted Subsidiaries, as the case may be, that have been designated a Restricted Subsidiary of the Company after the Issue Date, such fair market value to be determined as of the date of such designation; provided, that amounts under the foregoing clause (ii) with respect to each such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be, shall not constitute Returned Investments to the extent that such amount exceeds the total amount of Investments by the Company and its Restricted Subsidiaries in such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be. Notwithstanding the foregoing, Returned Investments shall be credited to the amounts available for Investments pursuant to clauses (iv) or (ix) of the definition of "Permitted Investments" or Investments made pursuant to the provisions of clauses (iv) or (v) of the definition of "Restricted Payment," as the case may be, only to the extent that such Returned Investments are in respect of Investments made pursuant to each such clause or provision.

        "Senior Debt" means, with respect to the senior subordinated notes, the principal of, premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, obligations in respect of letters of credit, bankers acceptances and similar transactions, indemnities and other amounts owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness and Obligations of the Company and its Subsidiaries owed under each Credit Agreement (and any guarantees thereof), (b) all obligations of the Company with respect to any Interest Rate Agreement or Currency Agreement to the extent incurred pursuant to clause (iv) of the definition of Permitted Indebtedness, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) the senior notes and all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the senior subordinated notes and (e) all deferrals, renewals, extensions, replacements, refinancings and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the senior subordinated notes, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of the Senior Subordinated Indenture.

        "Significant Restricted Subsidiary" of the Company means any Restricted Subsidiary of the Company which satisfies the requirements for being a "significant subsidiary" as defined in Regulation S-X under the Securities Act and the Exchange Act.

        "Subordinated Debt" means, (a) with respect to the Senior Indenture, Indebtedness of the Company or any Subsidiary that is subordinated in right of payment by its express terms or by the express terms of any related document to the senior notes and (b) with respect to the Senior Subordinated Indenture, Indebtedness of the Company or any Subsidiary that is subordinated in right of payment by its express terms or by the express terms of any related document to the senior subordinated notes.

        "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Unrestricted Subsidiary" means (a) any Emerging Market Subsidiary, (b) any Subsidiary of an Unrestricted Subsidiary or an Emerging Market Subsidiary and (c) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary or an Emerging Market Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "—Certain Covenants—Limitation on Restricted Payments" and; provided, further, that a Subsidiary may not be classified as an Emerging Market Subsidiary unless such classification would be in compliance with the "Limitation on Emerging Market Subsidiaries" covenant and the provisions of the definition of "Emerging Market Subsidiary." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Listing

        Application will be made to list the senior notes on the Luxembourg Stock Exchange. The legal notice relating to the issuance of the senior notes and the Certificate of Incorporation of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the senior notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, notes will be maintained in Luxembourg. The Company has initially designated The Bank of New York Europe Limited Luxembourg Branch as its agent for those purposes. The address of The Bank of New York Europe Limited Luxembourg Branch is 6D Route de Trèves, L-2633 Senningerberg TV#LU1701022, BP 1058, L-1010 Luxembourg.

BOOK-ENTRY, DELIVERY AND CLEARANCE

        The certificates representing the new 8 7/8% notes will be issued in fully registered form. Except as described below, the new 8 7/8% notes will be initially represented by one or more global 8 7/8% notes in fully registered form without interest coupons, in denominations of $5,000 and integral multiples of $1,000. The global 8 7/8% notes will be registered in the name of a nominee of DTC and deposited with the Trustee as custodian for DTC.

        Upon the issuance of the new 8 7/8% notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such new 8 7/8% notes to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in a new 8 7/8% note will be limited to its participants or persons who hold interests, through its participants. Ownership of beneficial interests in the new 8 7/8% notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        The certificates representing the new floating rate notes will be issued in fully registered form. Except as described below, the new floating rate notes will be initially represented by one or more global notes in fully registered form without interest coupons, in denominations of €5,000 and integral multiples of €1,000. The global notes will be deposited with a common depositary (the "Common Depositary") for the Euroclear System as operated by Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") and registered in the name of a nominee of the Common Depositary.

        Upon the issuance of the new floating rate notes, the Common Depositary will credit, on its internal system, the respective principal amount of the beneficial interests represented by such global note to the accounts of Euroclear and Clearstream. Euroclear and Clearstream will credit, on their internal systems, the respective principal amounts of the individual beneficial interests in new floating rate notes to the accounts of persons who have accounts with Euroclear and Clearstream. Ownership of beneficial interests in the new floating rate notes will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream. Ownership of beneficial interests in the new floating rate notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by Euroclear and Clearstream or their nominees (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        Except in the limited circumstances described below, owners of beneficial interests in the new notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the new notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream and their respective direct or indirect participants, which rules and procedures may change from time to time.

        Global Notes.    The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Neither we nor the initial purchasers takes any responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.

        As long as DTC or the Common Depositary, or its respective nominee, is the registered holder of a global note, DTC or the Common Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such global notes for all purposes under the indenture and the notes. Unless (1) in the case of a new 8 7/8% note, DTC notifies us that it is unwilling or unable to continue as depositary for such new 8 7/8% note or ceases to be a "Clearing

Agency" registered under the Exchange Act, (2) in the case of a new floating rate note, Euroclear and Clearstream notify us they are unwilling or unable to continue as clearing agency, (3) in the case of any new note, an event of default has occurred and is continuing with respect to such note, owners of beneficial interests in such new note will not be entitled to have any portions of such new note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of such new note (or any notes represented thereby) under the indenture or the notes. In addition, no beneficial owners of an interest in a new note will be able to transfer that interest except in accordance with DTC's and/or Euroclear's and Clearstream's applicable procedures (in addition to those under the indenture).

        Investors may hold their interests in the floating rate notes through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Investors may hold their interests in the new 8 7/8% notes directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a new note may be subject to the procedures and requirements of DTC and/or Euroclear and Clearstream.

        Payments of the principal of and interest on new 8 7/8% notes will be made to DTC or its nominee as the registered owner thereof. Payments of the principal of and interest on the new floating rate notes will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither we, the Trustee, DTC, the Common Depositary nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the new notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any new 8 7/8% note held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such new 8 7/8% notes as shown on the records of DTC or its nominee. We expect that the Common Depositary, in its capacity as paying agent, upon receipt of any payment of principal or interest in respect of a global note representing any new floating rate notes held by it or its nominee, will immediately credit the accounts of Euroclear and Clearstream, which in turn will immediately credit accounts of participants in Euroclear and Clearstream with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such floating rate notes as shown on the records of Euroclear and Clearstream. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Because DTC, Euroclear and Clearstream can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in new notes to pledge such interest to persons or entities that do not participate in the DTC, Euroclear or Clearstream systems, or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a new note to such persons may be limited. Because DTC, Euroclear and Clearstream can act only on behalf of participants, which in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a new note to pledge such interest to persons or entities that do not participate in the DTC system or in Euroclear and Clearstream, as the case may be, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

        Except for trades involving only Euroclear and Clearstream participants, interests in the new 8 7/8% notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in new 8 7/8% notes between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers of interests in new floating rate notes and new 8 7/8% notes between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a new 8 7/8% note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream immediately following the DTC settlement date). Cash received in Euroclear or Clearstream as a result of sales of interests in a new note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, as the case may be, interests in the new notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC, Euroclear and Clearstream reserve the right to exchange the new notes for legended notes in certificated form, and to distribute such notes to their respective participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Euroclear and Clearstream have advised us as follows: Euroclear and Clearstream each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

        Euroclear and Clearstream each provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

        Account holders in both Euroclear and Clearstream are worldwide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

        An account holder's overall contractual relations with either Euroclear or Clearstream are governed by the respective rules and operating procedures of Euroclear or Clearstream and any applicable laws. Both Euroclear and Clearstream act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

        Although DTC, Euroclear and Clearstream currently follow the foregoing procedures to facilitate transfers of interests in new notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Certificated Notes.    If any depositary is at any time unwilling or unable to continue as a depositary for notes for the reasons set forth above under "—Global Notes," we will issue certificates for such notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable new notes. Certificates for notes delivered in exchange for any new notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Clearstream or the Common Depositary (in accordance with their customary procedures).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of certain United States federal income tax consequences of the exchange offer and of the ownership and disposition of the new notes. This summary applies only to a beneficial owner of outstanding notes who acquired such notes at their initial issuance for the initial offering price thereof, who is acquiring new notes pursuant to the exchange offer and who has held and will hold the notes as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury laws, regulations, rulings and decisions now in effect, all of which may change, possibly with retroactive effect.

        This summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder and does not consider any aspects of United States federal tax law other than income taxation. In addition, this summary does not address tax consequences applicable to holders that may be subject to special tax rules, such as dealers or traders in securities, financial institutions or "financial services entities," banks, thrifts, insurance companies, tax-exempt entities, expatriates, partnerships or other pass through entities, persons that hold notes as a part of a hedge, straddle, conversion transaction, constructive sale or other arrangement involving more than one position, investors who received notes as compensation and investors who have elected mark-to-market accounting. This summary also does not address tax consequences to U.S. Holders (as defined below) as a result of using a "functional currency" that is not the U.S. dollar. If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partner of a partnership holding notes should consult its tax advisor regarding the tax consequences of the exchange offer and of the ownership and disposition of the new notes.

        Prospective investors should consult their tax advisors in determining the particular United States federal income tax consequences to them of the exchange offer and of the ownership and disposition of the new notes, as well as the application of state, local, foreign or other tax laws.

        As used herein, the term (i) "outstanding notes" means the outstanding floating rate notes and the outstanding 8 7/8% notes and (ii) "new notes" means the new floating rate notes and the new 8 7/8% notes.

Exchange of Outstanding Notes for New Notes

        The exchange of an outstanding note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the outstanding note for United States federal income tax purposes. As a result, there will be no United States federal income tax consequences to a holder who exchanges an outstanding note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the outstanding note immediately before the exchange.

Consequences to U.S. Holders of New Notes

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a new note that is, for United States federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (c) an estate the income of which is subject to United States federal income taxation regardless of its source; or (d) a trust if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or a trust in existence on August 20, 1996 and treated as a U.S. person before this date that timely elected to continue to be treated as a U.S. person.

  Payments of Interest on New Notes

        Stated interest payable on a new note generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder's method of tax accounting.

        A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of the euro interest payment on a new note denominated in euro ("New Euro Note") based on the spot rate of exchange on the date of receipt. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the euro so received, see "—Transactions in Euro," below).

        A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on a New Euro Note in euro and translate the amount accrued into U.S. dollars based on:

  •
  the average exchange rate in effect during the interest accrual period, or portion thereof within such holder's taxable year; or

  •
  at such holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period.

        Such election must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the new notes.

  Disposition of the New Notes

        Upon the sale, exchange, redemption, retirement at maturity or other taxable disposition of a new note (collectively, a "disposition"), a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized by such holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such holder's adjusted tax basis in the new note. The adjusted tax basis of a New Euro Note to a U.S. Holder will generally be the U.S. dollar value of the euro purchase price on the date of purchase calculated at the spot rate of exchange on that date. Upon the disposition of a New Euro Note, the amount realized by a U.S. Holder will be the U.S. dollar value of the euro received calculated at the spot rate of exchange on the date of disposition.

        If the New Euro Notes are traded on an established securities market, a U.S. Holder that uses the cash method of tax accounting, and if it so elects, a U.S. Holder that uses the accrual method of tax accounting, will determine the U.S. dollar value of the amount of euro realized by translating such amount at the spot rate of exchange on the settlement date of the disposition. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

        Except as discussed below in connection with foreign currency gain or loss on a disposition of a New Euro Note, the capital gain or loss recognized by a U.S. Holder on a disposition of new notes will be long-term capital gain or loss if the U.S. Holder's holding period for such new notes (which will include the holder's holding period for the outstanding notes exchanged therefor) exceeds one year.

Long-term capital gains recognized by individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss recognized by a U.S. Holder on a disposition of a New Euro Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such New Euro Note (including the holder's holding period for the outstanding note exchanged therefor). The realization of such exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a New Euro Note.

  Transactions in Euro

        Euro received as interest on, or on a disposition of, a New Euro Note will have a tax basis equal to their U.S. dollar value at the time such interest is received or at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such euro will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. Holder's tax basis in such euro.

  Information Reporting and Backup Withholding

        Information returns may be required to be filed with the IRS relating to payments made to certain U.S. Holders of new notes. In addition, U.S. Holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. U.S. Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the new notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder's federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders of New Notes

        For purposes of this discussion, a Non-U.S. Holder means a beneficial owner of new notes who is not a U.S. Holder.

        Under current United States federal income tax law:

  •
  withholding of United States federal income tax (which generally applies at a 30% rate unless reduced by an applicable tax treaty) will not apply to a payment on a note to a Non-U.S. Holder, provided that,

  (1)
  the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation related to the Company through stock ownership;

  (2)
  the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements;

  (3)
  neither the Company nor its paying agent has actual knowledge or reason to know that the beneficial owner of a note is a U.S. Holder; and

  •
  withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a note.

        Despite the above, if a Non-U.S. Holder is engaged in a trade or business in the United States (and, if certain tax treaties apply, if the Non-U.S. Holder maintains a permanent establishment within the United States) and the interest on the new notes is effectively connected with the conduct of that trade or business (and, if certain tax treaties apply, attributable to that permanent establishment), such Non-U.S. Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, a Non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

        Any gain realized on the disposition of a new note generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        If the first exception applies, the Non U.S. Holder generally will be subject to United States federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable tax treaty provides otherwise. Additionally, Non U.S. Holders that are corporations could be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable tax treaty). If the second exception applies, the Non U.S. Holder generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the new note) exceed capital losses allocable to U.S. sources.

        In general, backup withholding and information reporting will not apply to a payment of interest on a new note to a Non-U.S. Holder, or to proceeds from the disposition of a new note by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither the Company nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances the amount of payments made on such new note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

  •
  you acquire the new notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

Broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the new notes.

        We believe that you may not transfer new notes issued under the exchange offer in exchange for the outstanding 8 7/8% notes if you are:

  •
  our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  a broker-dealer that acquired outstanding notes directly from us; or

  •
  a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act.

        To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. We have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of new notes.

        If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Exchange Terms" and "—Procedures for Tendering Outstanding Securities—Other Matters" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes. See "The Exchange Offer—Resale of New Securities."

        We will not receive any proceeds from any sale of new notes by broker-dealers or from any other person. Broker-dealers who receive new notes for their own account in the exchange offer may sell them from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale; and

  •
  at prices related to such prevailing market prices or negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers. We will indemnify holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as provided in the registration rights agreement.

FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward looking terms such as "believes," "estimates," "expects," "intends," "may," "will," "should" or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. Specifically, forward looking statements may include, among others, statements concerning:

  •
  general economic and business conditions, including foreign currency fluctuations;

  •
  the ability to realize projected savings that are dependent upon completing our U.S. logistics project;

  •
  industry capacity;

  •
  changes in customer preferences;

  •
  demographic changes;

  •
  competition;

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  changes in methods of distribution and technology;

  •
  changes in political, social and economic conditions and local regulations, particularly in Europe and Asia;

  •
  events that negatively affect travel levels such as armed conflicts, terrorist attacks and the spread of diseases such as the SARS virus;

  •
  general level of economic growth in emerging market countries such as India, China, Brazil, Argentina, and other Asian and South American countries;

  •
  the loss of any significant customers;

  •
  completion of new product developments within anticipated time frames;

  •
  changes in interest rates; and

  •
  various other factors beyond our control.

        All subsequent written and oral forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this document may not occur.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, has acted as our counsel in connection with the exchange offer.

EXPERTS

        The consolidated financial statements and schedule of Samsonite Corporation as of January 31, 2004 and 2003, and for each of the years in the three-year period ended January 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance therewith, we file annual, quarterly and other reports and furnish other information to the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and on the SEC's Internet website at http://www.sec.gov. To obtain information on the operation of the Public Reference Section of the SEC, you may call the SEC at (800) SEC-0330. Copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to this offering. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the attached exhibits.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer is completed:

  •
  our annual report on Form 10-K for the year ended January 31, 2004;

  •
  the amendment to our annual report on Form 10-K/A for the year ended January 31, 2004;

  •
  our quarterly report on Form 10-Q for the quarterly period ended April 30, 2004;

  •
  our current reports on Form 8-K filed May 3, 2004, May 14, 2004, May 26, 2004, June 10, 2004; and June 23, 2004; and

  •
  our definitive proxy statement on Schedule 14A filed May 11, 2004.

        You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Samsonite Corporation
11200 East 45th Avenue
Denver, Colorado 80239
Attention: Secretary
(303) 373-2000

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this document is current as of any date other than the date on the front page of this prospectus.

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NOTICES TO CERTAIN EUROPEAN RESIDENTS
NOTICE ABOUT INFORMATION CONTAINED IN THIS PROSPECTUS
Table of Contents
PROSPECTUS SUMMARY
The Company
2003 Recapitalization
The Refinancing
Summary of the Exchange Offer
Summary of the Terms of the New Notes
Risk Factors
Summary Consolidated Financial Information
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
Selected Historical Consolidated Financial Information
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
BOOK-ENTRY, DELIVERY AND CLEARANCE
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
FORWARD-LOOKING STATEMENTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE